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                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the Appropriate Box:
[X] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

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                             BASE TEN SYSTEMS, INC.

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  --------------------------------------------------------------

         2)       Aggregate number of securities to which  transaction  applies:
                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  --------------------------------------------------------------

         4)       Proposed    maximum    aggregate    value   of    transaction:
                  --------------------------------------------------------------

         5)       Total fee paid:
                  --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Amount Previously Paid:  ______________________________________
            Form, Schedule or Registration Statement No.: _________________ Filing Party: ________________________________________________
            Date Filed:  __________________________________________________

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

                                PRELIMINARY COPY

                                                 March ___, 1998
BASE TEN SYSTEMS, INC.
One Electronics Drive
P.O. Box 3151
Trenton, New Jersey 08619

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 1998

To the Shareholders:

         The Annual Meeting of Base Ten Systems, Inc. ("Base Ten" or the "Company") will be held at the Four Seasons Hotel, 57 East 57th Street, New York City, New York, on Thursday, April 16, 1998 at 4:00 p.m. for the following purposes:

         (1) The election by the holders of Class A Common Stock of two directors to the Board of Directors, one director to be elected for a one year term and one director to be elected for a two year term.

         (2) The election by the holders of Class B Common Stock of two directors to the Board of Directors, each for a three year term.

         (3) Approval of a proposed increase in the authorized Class A Common Stock from 22 million shares to 40 million shares.

         (4) Approval of a proposed change in the conversion ratio of Class B Common Stock and in voting rights and dividend rights of Class A Common Stock and Class B Common Stock.

         (5) Approval of the adoption of the 1998 Stock Option and Stock Award Plan.

         (6)      Approval of the adoption of the 1998 Employee  Stock  Purchase
                  Plan.

         (7)      Approval of the  adoption of the 1998  Directors  Stock Option
                  Plan.

         (8) Ratification of the issuance and grant of certain options and warrants to officers and directors.

                  Shareholders of the Company of record at the close of business on February 26, 1998 will be entitled to notice of and to vote at the 1998 Annual Meeting or any adjournments or postponements thereof.

By order of the Board of Directors,

WILLIAM F. HACKETT
Secretary

                             YOUR VOTE IS IMPORTANT,
                     REGARDLESS OF HOW MANY SHARES YOU OWN.

                 TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE
                         THE ACCOMPANYING PROXY CARD AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                PRELIMINARY COPY

                             BASE TEN SYSTEMS, INC.
                              One Electronics Drive
                            Trenton, New Jersey 08619



                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 1998



                                     GENERAL

                  This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Base Ten Systems, Inc. ("Base Ten" or the "Company"), to be voted at the Company's Annual Meeting of Shareholders scheduled to be held on April 16, 1998 or any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about March ___, 1998. Upon request, additional copies of the proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names.

                  There are eight matters to be considered and voted on at the Annual Meeting as set forth in the accompanying Notice of Annual Meeting. Shareholders of record as of the close of business on February 26, 1998 are entitled to notice of and to vote at the meeting.

                  As of January 19, 1998, there were 7,829,060 shares of the Company's Class A Common Stock, 444,879 shares of its Class B Common Stock, and 19,000 shares of Series A Preferred Stock issued and outstanding. The holders of Class A Common Stock and the holders of Series A Preferred Stock, voting together, are entitled to elect 25% of Base Ten's directors (rounded to the next highest whole number) and the holders of Class B Common Stock are entitled to elect the remaining directors. Each share of Class A Common Stock and Series A Preferred Stock is entitled to one vote in the election of Class A directors and, except as set forth below, one-tenth of a vote on any other matter properly presented at the Annual Meeting other than the election of Class B directors. Each share of Class B Common Stock is entitled to one vote in the election of Class B directors and one vote on all other matters other than the election of Class A directors. The holders of Series A Preferred Stock have the same voting rights on all matters as the holders of Class A Common Stock, calculated as if all shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for any such vote. The holders of Class A Common Stock and Series A Preferred Stock vote together as one class. With respect to the proposal to amend the Company's Restated Certificate of Incorporation to change the conversion ratio of Class B Common Stock and the voting and dividend rights of Class A Common Stock and Class B Common Stock, approval of such proposal requires the affirmative vote of two-thirds of the votes cast by each of (i) the holders of the outstanding Class A Common Stock, voting as a class,
(ii) the holders of the outstanding Class B Common Stock, voting as a class, and
(iii) the holders of the outstanding Class B Common Stock, Class A Common Stock and Series A Preferred Stock voting together as a group. As to each of the above class votes, each holder of Class A Common Stock and Class B Common Stock will be entitled to one vote per share of stock held. As to the vote of all shareholders entitled to vote together as a group, Class A Common Stock and Series A Preferred Stock are entitled to one-tenth vote per share and each share of Class B Common Stock is entitled to one vote.

                  The Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors or for any other purpose. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. A majority of the outstanding shares of Class A Common Stock and Series A Preferred Stock, represented in person or by proxy, will constitute a quorum for the election of Class A directors, a majority of the outstanding Class A Common Stock, represented in person or by proxy, will constitute a quorum for the Class A Common Stock and class vote referred to above, and a majority of the outstanding Class B Common Stock, represented in person or by proxy, will constitute a quorum for the election of Class B directors and for the Class B Common Stock class vote referred to above. To be elected as a director, nominees for director must receive a plurality of the votes cast, in person or by proxy, by shareholders entitled to vote on such matter.

                  On October 31, 1997, Myles Kranzler, founder, Chairman of the Board, President and Chief Executive Officer of the Company for thirty-two years, retired as President and Chief Executive Officer, and on December 31, 1997, retired as Chairman of the Board and a director. Mr. Kranzler has continued as a consultant and advisor to the Company. Thomas E. Gardner has been appointed to the Board as Co-Chairman of the Board, President and Chief Executive Officer, replacing Mr. Kranzler. Also on December 31, 1997, Edward J. Klinsport, Executive Vice President, Secretary and a director of the Company, resigned from the Company in connection with the sale of the Company's Government Technology Division to Strategic Technology Systems, Inc. In April 1997 Bruce D. Cowen, a Class A director, resigned from the Board for personal reasons and the Board appointed David C. Batten as a director. In January 1998 William Sword was appointed as a director. In February 1998 Alan J. Eisenberg resigned as a director and also separated from the Company as Executive Vice President. In accordance with the New Jersey Business Corporation Act, a successor director's term expires as of the immediately following annual meeting of shareholders.

                  The Board is divided into three classes, with each class to have a three year term. Consistent with such classified Board and the right of the holders of Class A Common Stock and Series A Preferred Stock to elect 25% of the Board (rounded to the next highest number), the Board has nominated Thomas
E. Gardner and David C. Batten for three year terms as Class B  directors,  Alan
S. Poole for a two year term as a Class A director, and William Sword for a one year term as a Class A director. Alexander M. Adelson is currently serving as a Class B director with a term ending in 2000.

                  All properly executed proxies received prior to the Annual Meeting will be voted in accordance with the instructions marked on the proxy cards. If no such instructions are provided, shares of Class B Common Stock will be voted "for" the election of the two Class B nominees, shares of Class A Common Stock and Series A Preferred Stock will be voted "for" the election of the two Class A nominees. With respect to all other matters presented at the Annual Meeting, unless other instructions are given, it is the intention of the persons named in the enclosed proxy to vote "for" each of the proposals described in the Notice of Annual Meeting, and, with respect to any other matter as may be properly presented at the Annual Meeting, in accordance with their best judgment. A shareholder giving a proxy may revoke it at any time by giving written notice of revocation to the Secretary of the Company before it is voted, by executing a proxy bearing a later date and delivering it to the Secretary of the Company prior to the earlier proxy being voted, or by attending the Annual Meeting and voting in person. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Annual Meeting for purposes of determining a quorum, but are not deemed to be votes cast concerning a proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                  Due to the change in the Company's fiscal year end from October 31 to December 31 beginning for the 1998 fiscal year, the Company anticipates that the next annual meeting will be held approximately 60 days later than the date of this year's Annual Meeting.

                  The cost of soliciting any proxies will be borne by the Company. Base Ten will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telecopier.


                          ELECTION OF CLASS A DIRECTORS

The following persons have been nominated to serve as Class A directors:

         ALAN S. POOLE, age 70, is proposed as a director for a two year term. Mr. Poole has served as a director of Base Ten since 1994. From 1960 to 1992, Mr. Poole held executive positions with Johnson & Johnson, including Vice President of Ortho Diagnostics, Inc. from 1975 through 1982 and International Vice President of Johnson & Johnson Pharmaceutica in Belgium from 1986 to 1992, where he was responsible for the Janssen Companies in various countries. Mr. Poole, now retired, is a member of the California bar.

         WILLIAM SWORD, age 74, is proposed as a Class A director for a one year term. Since 1976 Mr. Sword has been Chairman of the Board of Wm. Sword & Co. Incorporated, a diversified investment banking firm located in Princeton, New Jersey, and since 1974 has been Chairman of the Board of Sword Holdings Incorporated, a Princeton, New Jersey based company with corporate affiliations throughout the United States. From 1954 to 1976 Mr. Sword was associated with Morgan Stanley & Co., serving in various capacities including General Partner, Director and Managing Director. Mr. Sword is also a director of Roadway Express, Inc., where he is Chairman of its Executive and Finance Committees. Mr. Sword is also active in numerous professional and community associations, including The Bond Club of New York, The Medical Center at Princeton Foundation and the New Jersey Historical Society.

If any one of the Class A nominees becomes unavailable for election, which is not anticipated, proxies may be voted for a substitute nominee selected by the Board.


THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS A COMMON STOCK AND THE HOLDERS OF SERIES A PREFERRED STOCK VOTE FOR THE ELECTION OF MESSRS. POOLE AND SWORD AS DIRECTORS.


                          ELECTION OF CLASS B DIRECTORS

The following persons have been nominated to serve as Class B directors:

         THOMAS E. GARDNER, age 50, is proposed as a Class B director for a three year term. Mr. Gardner has been Co-Chairman of the Board and a director since December 31, 1997 and President and Chief Executive Officer since November 1, 1997. Mr. Gardner was President, Chief Executive Officer, Chief Operating Officer and a director of Access Health Corporation from 1996 to 1997, and prior to that was employed by the Dun & Bradstreet Corporation from 1990 to 1995, serving in various senior executive positions including Corporate Vice President, and President and Chief Executive Officer of Dun & Bradstreet Health Care Information, Inc.

         DAVID C. BATTEN, age 53, is proposed as a Class B director for a three year term. Mr. Batten is a private investor and is actively involved in various venture capital investments for early stage companies. From 1992 to 1994 Mr. Batten was a General Partner of Lazard Freres & Co. in charge of Capital Markets Development, from 1990 to 1992 was a General Partner in The Blackstone Group, and from 1977 to 1990 was a Managing Director of The First Boston Corporation.

If any one of the Class B nominees becomes unavailable for election, which is not anticipated, proxies may be voted for a substitute nominee selected by the Board.

THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS B COMMON STOCK VOTE FOR THE ELECTION OF MESSRS. GARDNER AND BATTEN AS DIRECTORS.


                               CONTINUING DIRECTOR


         ALEXANDER M. ADELSON, age 63, is a Class B director with a term expiring in 2000. Mr. Adelson served as Vice Chairman from April 1997 until December 31, 1997 and has been Co-Chairman of the Board since December 31, 1997. He has been a director of Base Ten since 1992. Since 1974 he has been Chief Executive Officer of RTS Research Labs Inc., a consulting company concentrating in high technology fields. From 1977 to 1989 Mr. Adelson was Chief Technical Consultant with Symbol Technologies, Inc. Since 1992 Mr. Adelson has also been providing investment and financial advisory services to the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning beneficial ownership of Class A Common Stock and Class B Common Stock as of January 15, 1998 by (i) each of the nominees and current directors, (ii) each of the Named Executive Officers listed in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group and (iv) all persons known by the Company to be beneficial owners of 5% or more of the Class A Common Stock or Class B Common Stock.


                                                                                       Percent of Voting
                                                                                       Power
                                                                                       Represented
                                                 Shares                                by Class A
                                               Beneficially                Percent     and Class B
Name                                            Owned (1)                 of Class     Combined (2)
--------------------------------      --------------------------          --------     ------------------

Myles M. Kranzler (3)(4)             Class A -             510,423           6.21%         15.6%
                                     Class B -             160,144          36.00

Thomas E. Gardner (4)                Class A -              70,000            .89           0.6
                                     Class B -                 ---           ---

Edward J. Klinsport (3)(4)           Class A -             256,886           3.18           2.6
                                     Class B -               7,136           1.59

Alan J. Eisenberg    (4)             Class A -             258,163           3.19           2.1
                                     Class B -                 ---           ---

Richard J. Farrelly    (4)           Class A -              61,420           0.78           0.5
                                     Class B -                 ---           ---

Frank W. Newdeck    (4)              Class A -              38,480           0.49           0.3
                                     Class B -                 ---           ---

Alexander M. Adelson    (4)          Class A -             532,916           6.43           4.2
                                     Class B -                 ---           ---

David C. Batten(4)                   Class A -              38,900           0.5            0.3
                                     Class B -                 ---           ---

Alan S. Poole (4)                    Class A -              20,000           0.26           0.2
                                     Class B -                 ---           ---

William Sword                        Class A -                 ---           ---            ---
                                     Class B -                 ---           ---

Jesse L. Upchurch(5)                 Class A -           2,050,400          23.61          19.4
                                     Class B -              53,900          12.12

Bruce D. Cowen (4)                   Class A -             493,370           6.01          9.6
                                     Class B -              78,800          17.71

James A. Eby (4)                     Class A -              76,096           0.96          3.8
                                     Class B -              43,636           9.81

Herzog, Heine, Geduld, Inc.          Class A -              28,895           0.37           2.4
                                     Class B -              28,895           6.50

Directors and executive officers as  Class A -             723,236           8.57           5.6
a group (8 persons)     (4)          Class B -                 ---            ---


(1) Ownership of shares of Class A Common Stock included in the above table includes shares issuable upon (a) conversion of Class B Common Stock in accordance with the terms thereof (one share of Class A Common Stock for each share of Class B Common Stock), (b) exercise of outstanding options and warrants to purchase Class A Common Stock which are currently exercisable or exercisable within 60 days of January 15, 1998, (c) conversion of Class B Common Stock issuable upon exercise of outstanding options to purchase Class B Common Stock and (d) conversion of outstanding convertible debentures. Ownership of Class B Common Stock, included in the above table includes shares issuable upon exercise of outstanding options to purchase Class B Common Stock which are currently exercisable or exercisable within 60 days of January 15, 1998.

(2) Based upon one-tenth vote per share of Class A Common Stock and one vote per share of Class B Common Stock. Assumes exercise of options and warrants which are currently exercisable or are exercisable within 60 days of January 15, 1998, but not the conversion of Class B Common Stock to Class A Common Stock.

(3) Includes (a) as to Mr. Kranzler 45,300 shares of Class A Common Stock and 62,823 shares of Class B Common Stock owned by his wife and (b) as to Mr. Klinsport 10 shares of Class A Common Stock owned by his wife.

(4) Includes as to (a) Mr. Kranzler 236,000 shares, (b) Mr. Gardner 70,000 shares, (c) Mr. Klinsport 249,740 shares and 4,946 shares, (d) Mr. Eisenberg 258,163, (e) Mr. Adelson 460,500 shares, (f) Mr. Poole 20,000 shares, (g) Mr. Newdeck 38,480 shares, (h) Mr. Farrelly 60,420 shares, (i) Mr. Batten 20,000 shares, (j) Mr. Eby 29,460, (k) Mr. Cowen 300,000, and
     (l) all directors and executive officers as a group 610,920 shares, of Class A Common Stock and Class B Common Stock, respectively, issuable upon the exercise of outstanding options or warrants. which are currently exercisable or exercisable within 60 days of January 15, 1998.

(5) Based in part on a Statement on Schedule 13D and a Statement of Changes in Beneficial Ownership on Form 4 filed with SEC, represents (i) 968,200 shares of Class A Common Stock held directly by the Estate of Constance Upchurch, of which Mr. Upchurch is the executor and beneficiary (the "Estate"), (ii) 209,900 shares of Class A Common Stock held by a corporation of which Mr. Upchurch is the sole shareholder, (iii) 18,400 shares of Class A Common Stock held directly by Mr. Upchurch, (iv) 53,900 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock held directly by the Estate, and (v)
     800,000 shares of Class A Common Stock issuable upon conversion of the Company's 9.01% Convertible Subordinated Debentures due August 31, 2003.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE


                  Based on a review of reporting forms filed with the Securities and Exchange Commission (the "SEC") by officers and directors of the Company and persons beneficially owning more than 10% of any class of capital stock of the Company, none of such officers, directors or 10% holders failed to file any such required reports on a timely basis during fiscal 1997.


                             COMMITTEES OF THE BOARD

                  The Company has an Audit Committee currently consisting of Messrs. Adelson, Batten and Poole. The Audit Committee had two meetings in fiscal 1997. The Committee's purpose is to confer with the Company's independent auditors and its chief financial officer to evaluate the financial controls and practices of Base Ten and the plans for and results of the audit engagement.

                  The Company has a Compensation Committee currently consisting of all the members of the Board. This Committee had one meeting in fiscal 1997. The function of the Compensation Committee is to establish the compensation and benefits of all employees of the Company, including its officers.

                  During fiscal 1997, the Company's Finance Committee consisted of Messrs. Kranzler, Adelson and Klinsport. The purpose of the Committee was to explore various financial alternatives in connection with funding the Company's operations. The Committee formally met four times during the 1997 fiscal year and also met informally from time to time.

                  The Board held nine meetings during the 1997 fiscal year. Each member of the Board participated in at least 91% of all Board and applicable Committee meetings held during the period for which he was a director or Committee member. The Company does not have a nominating committee.


                             DIRECTORS' COMPENSATION

                  Directors were not paid a fee for service as a director or Committee member during fiscal 1997. However, during fiscal 1997 Mr. Poole received, subject to shareholder approval, an option for 10,000 shares of Class A Common Stock, and Mr. Batten received, subject to shareholder approval, options for an aggregate of 20,000 shares of Class A Common Stock. The options are exercisable at the market price of such stock as of the dates of grant.


                             EXECUTIVE COMPENSATION

Summary Compensation Table. The Summary Compensation Table set forth below shows certain compensation information for the Company's Chief Executive Officer and the four other most highly compensated executive officers (together, the "Named Executive Officers") for services rendered in all capacities during the three fiscal years ended October 31, 1997, 1996 and 1995. This information includes base salaries, bonus awards and long-term incentive plan payouts, the number of stock options and stock appreciation rights ("SARs") granted, and certain other compensation, if any, whether paid or deferred.



                           SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                      ANNUAL COMPENSATION                 COMPENSATION
                                      -------------------                 ------------

                                                                  Awards
                                                                  ------

Name  and                                                      Options/      All Other
Principal Position                Year    Salary      Bonus    SARs          Compensation (1)
-------------------------------   ----    ------      -----    --------      --------------
Myles M. Kranzler,                 1997      $220,000 $   ---         ---      $     ---
President and                      1996       220,000     ---      50,000            ---
Chief Executive Officer            1995       123,310     ---      25,000         42,308

Edward J. Klinsport,               1997       225,000     ---      60,000        110,446
Executive Vice                     1996       195,061  10,000      50,000         29,012
President                          1995       105,002     ---      30,000         39,363

Alan J. Eisenberg,                 1997       225,000     ---     100,000(2)     105,312
Senior Vice President              1996       185,261     ---      50,000         26,042
                                   1995       103,386     ---      30,000         33,183

Richard J. Farrelly,               1997       155,000     ---       4,900         24,224
Vice President                     1996       135,431     ---         ---          8,067
                                   1995        79,982     ---      30,000         37,181

Frank W. Newdeck,                  1997       135,700  17,240       2,000         26,646
Vice President                     1996       135,700   3,080       2,000          9,233
                                   1995       101,993   4,620      15,000            ---



-----------------------

     (1) Includes interest paid on balance of individuals' deferred compensation, vacation entitlement payout, commissions, and 1996 amortization of employee loans. For 1997, the amounts indicated represent forgiveness of employee loans.

     (2) Includes contingent option grant for 50,000 shares of Class A Common Stock, the conditions for which were satisfied on February 10, 1998.


Option/SAR Grants in Last Fiscal Year. The following table shows information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended October 31, 1997. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent over the term of the options. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions.


                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable
                                                                                                     Value at Assumed
                                                                                                     Annual Rates of
                           Number of            % of Total                                           Stock Price
                           Securities           Options/SARs                                         Appreciation for
                           Underlying           Granted to                                           Option Term
                           Options/SARs         Employees in     Exercise or Base    Expiration
Name                       Granted  (1)         Fiscal Year      Price ($/Sh)        Date               5%       10%
----                       ------------         -----------      ------------        -------            --       ---
Myles M. Kranzler             --                  --                  --            --                 --         --

Edward J. Klinsport           60,000                9.6%            14 1/2          10/31/99        $ 89,175    $182,700

Alan J. Eisenberg             50,000                8.0%            10 7/8          10/12/07         341,961     866,597
                              50,000(2)             8.0%             7 9/16         02/10/99          38,758      79,406

Richard J. Farrelly            4,900                0.8%            10 3/4          09/22/07          33,127      83,950

Frank W. Newdeck               2,000                0.3%            10 3/4          03/11/07          13,521      34,265



----------------------------------

(1) Class A Common Stock.

(2) Contingent option grant, the conditions for which were satisfied on February 10, 1998.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes for each of the Named Executive Officers the number of stock options, if any, exercised during the fiscal year ended October 31, 1997, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options, if any, held at October 31, 1997 and the aggregate dollar value of in-the-money, unexercised options, if any, held at October 31, 1997. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year end is the difference between the exercise or base price and the fair market value of the underlying stock on October 31, 1997. On that date, the last sale prices of the Class A Common Stock and Class B Common Stock were $14 1/2 and $15 1/2, respectively. The values in the column "Value of Unexercised In-The-Money Options/SARs at Fiscal Year End" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised, and actual gains, if any, on exercise will depend upon the value of the underlying stock on the date of exercise.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES



                                                                  Number of Securities           Value of Unexercised
                                                                 Underlying Unexercised              In-the-Money
                                                                    Options/SARs at                 Options/SARs at
                             Shares                                     FY-End                         FY-End
                             Acquired on       Value
Name                         Exercise          Realized        Exercisable    Unexercisable   Exercisable    Unexercisable
--------                     ---------         ---------       -----------    -------------   -----------    -------------
Myles M. Kranzler
  Class A Common                35,893         $205,487            227,714         8,286       $1,281,067       $  21,026
  Class B Common                  --                --                --             --              --               --

Edward J. Klinsport
  Class A Common                  --                --             243,130          6,610       1,261,911          23,961
  Class B Common                  --                --               4,946           --            61,825              --

Alan J. Eisenberg
  Class A Common                  --                --             201,553         31,610(1)    1,310,385         114,586(1)
  Class B Common                  --                --                 --            --               --               --

Richard J. Farrelly
  Class A Common                  --                --              48,910         11,510         251,799           42,336
  Class B Common                  --                --                 --            --               --               --

Frank W. Newdeck
  Class A Common                  --                --              38,480           --           199,460              --
  Class B Common                  --                --                 --            --               --               --


---------------------------------

(1) Does not include contingent option grant of 50,000 shares of Class A Common Stock, the conditions for which were satisfied on February 10, 1998.


                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

                  Under employment agreements which were in effect for each of Messrs. Kranzler, Klinsport and Eisenberg (collectively, the "Executives") such Executives were entitled to their respective salaries and benefits to the date of their termination if terminated for "cause" (as defined in the agreement, including willful or gross misconduct, criminal indictment, or other actions which significantly damaged the Company) or if voluntarily terminating their employment prior to the expiration of the twelve month term, which was automatically extended for one month at the end of each month and terminable (unless otherwise terminated) by either party on twelve months' notice. If terminated without "cause," the Executive was entitled to his salary and benefits to the date of termination and a termination payment equal to the highest annual combination of his base salary plus any annual bonus paid to the Executive during the five fiscal years ending before the date of termination. If the Executives were entitled to payment upon termination pursuant to the change in control agreement described below, the termination provisions of the change in control agreement would have prevailed.

                  The Company also had change in control agreements in effect with each of Messrs. Kranzler, Klinsport and Eisenberg, and continues to have change in control agreements with other current executive officers. The agreements provide that if, within three years after certain "changes of control" (as defined in the agreement, including an acquisition of 50% or more of the combined voting power of the outstanding stock of the Company, a substantial change in the composition of the Board not approved by "continuing directors," or certain mergers or sales involving the Company), the executive's employment with the Company is terminated by the Company other than for "cause," death or disability, or by the executive for "good reason" (all as defined in the agreement), the executive would be entitled to receive, subject to certain limitations, a lump sum cash payment and health insurance benefits for three years following termination of employment, having an aggregate value equal to
2.99 times the total of average annual compensation and cost of employee benefits for the executive for the five years prior to the change of control, subject to a maximum amount equal of the Company's permitted deduction under
Section 280G of the Internal Revenue Code. Each current agreement is subject to being extended automatically from year to year unless the Company gives at least fifteen months' prior notice of its election not to extend the term.

                  On October 31, 1997, following thirty-two years with the Company, Myles M. Kranzler, founder of the Company, retired as President and Chief Executive Officer and, effective on December 31, 1997, Mr. Kranzler retired as Chairman of the Board and a director of the Company. Mr. Kranzler will continue as a consultant to the Company for a one year term, subject to extension upon mutual agreement of the parties. Pursuant to his separation and consultant agreement, Mr. Kranzler is required to be available to the Company for up to sixty-five working days for which he will receive consulting compensation of $100,000 plus reimbursement for any reasonable out-of-pocket expenses. For consulting services in excess of 65 working days per year, Mr. Kranzler would receive consulting compensation of $1,600 per day. Under the separation and consultant agreement, Mr. Kranzler and his spouse will continue to receive his health and dental insurance coverage for life. Under the agreement, Mr. Kranzler also agreed during the term of the agreement not to engage in any business related to the Company's business and during the term of the agreement and for one year thereafter not to solicit any of the customers of the Company in connection with any competitive products. In connection with his separation from Base Ten and in consideration of his past services to the Company, Mr. Kranzler was also entitled to receive $300,000, the receipt of which was contingent upon consummation by the Company of one or more financings in which the gross proceeds to the Company exceeded $10 million, which contingency was satisfied with the Company's $19 million private placement of Series A Preferred Stock in December 1997.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

                  The Company's Compensation Committee consisted in fiscal year 1997 of all of the members of the Board except Mr. Kranzler. Of these members, Messrs. Adelson, Eisenberg, Klinsport and Cowen were officers of the Company during all or part of fiscal 1997. See "General" above.

                  The Company had a consulting arrangement with Mr. Adelson providing for Mr. Adelson's transfer to the Company of intellectual property relating to radio tag technology and for various advisory services, including consulting on the Company's business, technical, marketing and related strategies, preparation of business plans and other specialized services that the Company might request from time to time. In 1995, the agreement was renewed for three years. In connection with the renewal, the Company granted Mr. Adelson a five-year nontransferable option to purchase 36,000 shares of Class A Common Stock at $7 7/8 per share, representing the market price of the stock on the date of grant, and agreed to pay annual consulting fees of $50,000 plus monthly consulting fees of $10,000 in August 1995 and $15,000 from September 1995 through May 1997. Mr. Adelson is also entitled to 2 1/2% of the Company's net proceeds from sales of radio tag devices incorporating technology supplied by him. The agreement is no longer in effect. The total fee paid to Mr. Adelson under this consulting agreement in fiscal 1997 was $135,000.

                  The Company had a consulting agreement with Mr. Cowen for a one-year term through March 1996, providing for financial consulting and other specialized services requested by the Company. The agreement was extended in 1996 for an additional one-year term, entitling Mr. Cowen to a warrant to purchase 30,000 shares of Class A Common Stock at an exercise price $10 1/4 per share, the market price of such shares on the date of grant, and to quarterly fees of $6,250 plus expense reimbursements. This agreement is no longer in effect. The total fee paid to Mr. Cowen under this consulting agreement in fiscal 1997 was $32,702.

                  The Company had a financial advisory agreement with Messrs. Adelson and Cowen for financial and investment advisory services on strategic opportunities, providing for success fees on any introduced acquisition or equity financing completed during the term of the agreement, subject to Board approval. The agreement provided for a cash fee equal to 2% of the gross proceeds of an equity financing or, for an acquisition, 3% of pretax profits earned by the acquired operations over the three years after the transaction plus 1% of the consideration paid by the Company for the acquired company. For either an equity financing or an acquisition, the agreement also provided for the issuance of warrants based on the terms of the particular transaction. On May 30, 1997, the Company privately placed $5.5 million of convertible debentures together with warrants for Class A Common Stock. Mr. Adelson received warrants to purchase 27,500 shares of Class A Common Stock at an exercise price of $10.125 per share, the market price of Class A Common Stock on the date of grant, and a fee of $55,000, for advisory services in connection with such private placement.

                  In connection with the May 1, 1997 creation of the uPACS, LLC (the "LLC") whereby the Company became the minority owner of this limited liability company (see "Certain Transactions with Related Parties" below), Mr. Adelson received a fee of $30,000 from the LLC and will be entitled to receive, from the LLC, 1% of revenues generated by the LLC up to the first $45 million in revenues, in consideration of his services in establishing the LLC and in obtaining the capital funding therefor.

                  Effective June 9, 1997, the Company and RTS Research Lab, Inc., a corporation of which Mr. Adelson is the sole owner and principal ("RTS"), entered into a consulting agreement with the Company which replaced and superseded the earlier financial and investment advisory agreement between the Company and Messrs. Adelson and Cowen described above. Under the consulting agreement, Mr. Adelson through RTS ("Consultant") would, for a three year term, provide investor relations and investor advisory services to the Company, including being a liaison with the investment community on behalf of the Company, assisting in developing marketing strategies in connection with the Company's Medical Technology business and the Company's PHARMASYST(R) products, and assisting in developing and marketing the uPACS(TM) technology, for which Consultant will receive $257,500 per annum over the term of the agreement (which, upon mutual agreement of the parties, may alternatively be satisfied by issuance of options for Class A Common Stock at a rate of an option for one share of stock for each $200 of compensation) plus an expense reimbursement and, subject to shareholder approval, a warrant for 45,000 shares of Class A Common Stock exercisable in three equal installments on each of the three anniversary dates of the agreement, at an exercise price equal to $10.00, the market price of the stock on the date of grant In addition, in the event that Consultant, with prior Board approval, is successful during the three year term of the agreement in arranging for additional capital financing for the Company or in successfully assisting in consummating one or more acquisitions, Consultant is entitled to receive in connection with any such financing, a success fee of 1% of the net proceeds plus a warrant for Class A Common Stock equal to one warrant for each $200 of net proceeds, and in connection with any such acquisition, a success fee equal to 1/2 % of the fair market value of the net consideration paid by the Company in such acquisition. If approved in advance by the Board of Directors, the Consultant would receive a success fee of $100,000 on the sale of the Company or one of its divisions. In no case will Consultant be entitled to more than $200,000 in success fees in any eighteen-month period over the term of the agreement.

                  In connection with the Company's $19 million private placement of Series A Preferred Stock which was consummated in December 1997, Mr. Adelson received a financial advisory fee of $190,000 plus warrants to purchase 46,875 shares of Class A Common Stock exercisable at $12.50 per share (the market price of Class A Common Stock as of the closing of the initial $9.375 million of such Series A Preferred Stock on December 5, 1997), and a warrant to purchase 48,125 shares of Class A Common Stock exercisable at $10.31 per share (the market price of Class A Common Stock on the closing of the balance of such private placement on December 31, 1997).

                  During the fiscal year ending October 31, 1997, Base Ten operated a Medical Technology Division and a Government Technology Division. On December 31, 1997, following approval by the Company's shareholders at a special shareholders' meeting, the Company sold the Government Technology Division (the "GTD Sale") to Strategic Technology Systems, Inc. ("STS") for aggregate cash consideration of $3.5 million, a promissory note in a principal amount estimated to be approximately $2.1 million, and certain other consideration. STS is a newly formed corporation managed and partially owned by individuals who were, prior to the GTD Sale, members of the Company's senior management, including Edward J. Klinsport, who prior to the GTD Sale was Executive Vice President, Chief Financial Officer, Secretary and a director of the Company.

                  In connection with and effective as of the closing of the GTD Sale, the Company entered into a consulting agreement with Mr. Klinsport for a two year term following the GTD Sale with respect to events and matters which occurred during Mr. Klinsport's tenure as Chief Financial Officer of Base Ten, provided such services do not interfere with Mr. Klinsport's other employment duties. In consideration of such services, Base Ten paid $225,000 to Mr. Klinsport, an amount equal to his then current annual salary, and Mr. Klinsport was also paid $75,000 in connection with his past services for the Company.

                  The Company and STS also entered into a sublease agreement under which STS subleased for a five year term approximately 40,000 square feet of space at the Company's New Jersey headquarters facility at a lease rate of $7.00 per square foot for office and manufacturing space and $3.00 per square foot for shared common access space, plus a proportionate amount of utilities and other building expenses. As part of the GTD Sale, the Company and STS also entered into a transition agreement pursuant to which STS will continue to provide the Company with certain accounting, reception, personnel and facilities services for a three month period, in consideration of approximately $194,000.


                 REPORT OF COMMITTEES ON EXECUTIVE COMPENSATION

                  The Company's executive compensation program has been designed to retain and fairly compensate its executives and to motivate them to maximize Base Ten's financial performance. The compensation program has consisted of three key elements: a base salary, an annual incentive bonus, and periodic grants of stock options.

                  Base Ten's compensation policies for its executive officers, including its chief executive officer, are administered by two committees of the Board. The Compensation Committee or, as to the grant of stock options, by the Board or in certain instances by a specifically designated committee of the Board.

                  Base Salary. Base salaries of the executive officers, including the Chief Executive Officer (the "CEO"), have been established at the beginning of the fiscal year based on the Compensation Committee's assessment of
(i) the overall performance of the CEO and the recommendations of the CEO on officers other than himself, (ii) the nature of the position and responsibilities of the CEO and each of the other individuals, (iii) the contribution, experience and relative importance of the executive officers to the Company, (iv) executive salaries at comparable public and private manufacturing companies (without survey or similar data, and because the Company's most direct competitors for executive talent are not the companies included in the industry index used to compare the Company's shareholder returns, without reference to salaries at those companies), and (v) the Company's financial performance and success in meeting its strategic plans. In making its determinations, the Compensation Committee does not assign any specific weight to any of the foregoing factors and did not affirmatively target such base salaries at any particular percentile range in relation to any other group of comparable companies, but rather considers the entire mix of factors in the aggregate and makes a subjective determination of what it considers to be appropriate salary levels. In assessing the base salary of each of the CEO and the other named executive officers, the Committee has also given consideration over the past several years to the substantial changes which have been made in the nature of the Company's business and strategic direction, and in particular the significant change from primarily a defense industry business to a software and technology company. The base salary for the CEO for fiscal 1997 remained the same as for fiscal 1996 based on the specific recommendation of the CEO to the Compensation Committee and cost constraints.

                  Annual Bonus. An annual incentive bonus portion of the Company's executive compensation program was in effect since the beginning of fiscal 1992. Each executive officer, including the CEO, historically has been eligible for an annual incentive bonus equal to a specified percentage of the Company's pre-tax profit, if any, subject in certain cases to established minimum payments, based on the Committee's belief that such an arrangement aligns the interests of management with the Company's shareholders by linking this portion of executive compensation directly with performance.

                  The particular percentage and minimum bonus historically awarded to each executive officer, including the CEO, would be established by the Compensation Committee at the beginning of each fiscal year based upon the Committee's assessment of (i) the factors employed to determine base salaries and (ii) the Compensation Committee's general view (determined without survey data) of the competitiveness of the executive officer's total compensation, including both base salary and stock options. In making its determination, the Compensation Committee does not assign any specific weight to any of the foregoing factors, but rather subjectively considers the entire mix of factors in the aggregate. Accordingly, the annual incentive bonus awarded to an executive officer may vary from year to year. However, based on cost constraints as well as the financial performance of the Company no annual incentive bonus goals were established for fiscal 1997 for any executive officer including the CEO and no incentive bonuses were awarded to any executive bonuses; Mr. Newdeck was awarded a merit bonus based on his performance and efforts during the year, as set forth in the Summary Compensation Table under the heading "Bonus."

                  Stock Options. Like annual incentive bonuses, awards of stock options to executive officers, including the CEO, are intended to align an officer's interests with shareholder returns and the Company's stock market performance. Options are granted to the CEO and the other named executive officers from time to time, but not necessarily annually, based on an assessment of (i) the factors employed to determine annual incentive bonuses but without regard to cost containment considerations and (ii) the amount and terms of stock options already held by the executive officer. In making awards, no specific weight is assigned to any of the foregoing factors, but rather the entire mix of factors in the aggregate is subjectively considered. In fiscal 1997, the Board awarded Messrs. Klinsport and Eisenberg options to purchase 60,000 shares of Class A Common Stock and 50,000 shares of Class A Common Stock, respectively, at an exercise price of $14 1/2 per share and $10 7/8 per share respectively. Mr. Eisenberg was also granted a contingent option for 50,000 shares of Class A
Common   Stock  based  on  his  years  of  service  with  the  Company  and  his participation in the change in the nature and strategic direction of the Company. Stock Options granted to executive officers during fiscal 1997 are set forth in the Summary Compensation Table under the heading "Awards - Securities Underlying Options/SARs" and in the above table captioned "Option/SARs Granted in fiscal 1997."

                  IRC Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction for any compensation in excess of $1 million for compensation paid to the CEO or any of the other Named Executive Officers included in the Summary Compensation Table, unless certain requirements are met. The Company does not currently believe that present compensation would be subject to such limitations and it is the Compensation Committee's present intention to comply with the limits and requirements of Section 162(m). The Compensation Committee will continue to review this matter.

 Compensation Committee                             Board of Directors
 (current members as to fiscal                      (current members as to
  1997 compensation)                                 award of stock options)

 Alexander M. Adelson                               Alexander M. Adelson
 Alan S. Poole                                      Alan S. Poole
 David C. Batten (for part of fiscal year 1997)     David C. Batten


                                PERFORMANCE GRAPH

                  The following graph shows changes over the past five years in the value of $100 invested on November 1, 1992 in the Company's Class A Common Stock, the NASDAQ National Market System Index and MG Industry Group 403. MG Industry Group 403, Electronic Controls and Instruments is published by Media General Financial Services, P.O. Box 85333, Richmond, Virginia 23293 and is accessible through publications such as Industriscope and computer data bases such as Dialog and Dow Jones News Retrieval. MG Industry Group 403 includes both the Company's Class A Common Stock and Class B Common Stock.


                      COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                   RETURN AMONG BASE TEN SYSTEMS, INC. CLASS A
                COMMON STOCK, MG GROUP INDEX, NASDAQ MARKET INDEX

                                PERFORMANCE GRAPH

                                       11/01/92     10/31/93      10/31/94     10/31/95      10/31/96     10/31/97
                                      ------------ ------------ ------------- ------------ -------------  ------------
Base Ten - Class A                        100          263          223           326          298           407
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------
MG Industry Group 403                     100          126          143           201          167           250
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------
NASDAQ Market Index                       100          131          140           166          194           255
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------

                    CERTAIN TRANSACTIONS WITH RELATED PARTIES

                  On May 1, 1997 the Company entered into an Operating Agreement (the "Operating Agreement") with Jesse L. Upchurch ("LLC Member") whereby the Company became a minority owner of a limited liability company. Under the terms of the Operating Agreement, the Company made a capital contribution to the LLC of its rights to its uPACS (TM) technology in return for a 9% interest in the LLC and the LLC Member made a capital contribution of $2 million and agreed to make a further capital contribution of $1 million on or before December 1, 1997 in return for a 91% interest in the LLC. In connection with the formation of the LLC, the Company entered into a Services and License Agreement whereby the Company agreed to complete the development of the uPACS (TM) technology and undertake to market, sell and distribute systems using the uPACS (TM) technology. The LLC will pay the Company its expenses in connection with such services and the Company will pay to the LLC royalties in connection with the sale of systems using the uPACS (TM) technology. After the LLC has distributed to the LLC Member $4.5 million of its net cash flow pursuant to its proportionate interest, the Company will become a 63% owner of the LLC and the LLC Member will own a 37% interest in the LLC.

                  On August 8, 1996, the Company entered into a Purchase Agreement with Jesse L. Upchurch for the sale of up to $10,000,000 of the Company's 9.01% Convertible Subordinated Debentures due August 31, 2003 (the "Debentures"). On August 12, 1996, the Company issued and sold a Debenture in the original principal amount of $4,500,000 to Mr. Upchurch and on August 22, 1996 the Company issued and sold a Debenture in the original principal amount of $5,500,000 to Mr. Upchurch. Pursuant to the terms of the Purchase Agreement, Mr. Upchurch has the right, provided he continues to hold not less than 80% of the aggregate principal amount of the Debentures, to nominate two directors to the Board of Directors of the Company by giving written notice to the Company of such nominations together with the written consents of such nominees to serve as directors not less than 120 days prior to the date that the Company's proxy statement in connection with its annual meeting of shareholders is to be mailed to shareholders. The Company is then required to include the nominees among the directors recommended by management in the proxy statement for the next held annual meeting of shareholders.

                  In October 1994, the Company completed a sale and leaseback of its headquarters and related real estate in Trenton, New Jersey with CKR Partners, L.L.C., an investment concern ("CKR"). The principals of CKR include Myles M. Kranzler, formerly Chairman, President and CEO of Base Ten, and Bruce
D. Cowen, formerly Vice Chairman of Base Ten. The Company received $3.6 million for the property, of which $550,000 was retained by CKR as a security deposit due at the end of the 15-year lease term. The lease provides for annual rent of $560,000 for the first five years, $615,000 for the second five years and $690,000 for the last five years, with the Company retaining a repurchase option which may be exercised at any time at amounts declining to $3.5 million during the last five years of the lease, although under certain conditions CKR is provided the right to sell the premises free of such Company repurchase option. The Company received an opinion from The Talman Realty Group, independent financial advisors, that the terms of the transaction were fair to the Company and its shareholders from a financial point of view. Proceeds from the transaction were applied by Base Ten primarily to prepay its mortgage debt of approximately $2.8 million on the property.


                       PROPOSED INCREASE IN THE AUTHORIZED
                         SHARES OF CLASS A COMMON STOCK

                  The Company's Restated Certificate of Incorporation currently authorizes the issuance of a total of 22,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock, and 1,000,000 shares of Preferred Stock, each with a par value of $1.00 per share. Of such currently authorized capital stock, as of January 19, 1998, 7,829,060 shares of Class A Common Stock were issued and outstanding, 444,879 shares of Class B Common Stock were issued and outstanding, and 19,000 shares of Series A Preferred Stock were issued and outstanding. In addition, as of January 19, 1998, an aggregate of 10,143,088 shares of Class A Common Stock was reserved for issuance as set forth in the following table:


                                                               Number of
  Shares of Class A Common Stock Reserved for Issuance      Shares Reserved

  Class A Common Stock Warrants                               1,935,100
  Class A Common Stock Options                                2,718,109
  Conversion of Class B Common Stock                            449,879
  Conversion of Convertible Debentures                        2,000,000
  Conversion of Series A Preferred Stock                      3,040,000


                  At this Annual Meeting shareholders are also being asked to approve the 1998 Stock Option and Stock Award Plan under which 1,000,000 shares of Class A Common Stock would currently be reserved for issuance; the 1998 Employee Stock Purchase Plan under which 1,000,000 shares of Class A Common Stock would currently be reserved for issuance; and the 1998 Directors Stock Option Plan under which 300,000 shares of Class A Common Stock would currently be reserved for issuance, for a total of 2,300,000 shares of Class A Common Stock which would currently be reserved under all three equity-based plans assuming such plans are approved by shareholders.

                  After giving effect to all shares of Class A Common Stock reserved and to be reserved for issuance, the Company does not believe it has sufficient uncommitted shares of Class A Common Stock for use in future transactions involving the issuance of shares of the Company's Class A Common Stock.

                  The Board of Directors therefore has adopted a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 22,000,000 to 40,000,000.

                  The additional shares, if so authorized, could be issued at the discretion of the Board without any further action by shareholders (except as required by applicable law or regulation) in connection with acquisitions, efforts to raise additional capital, issuances of additional options, stock awards or warrants, and other corporate purposes. Shares of Class A Common Stock will be issued only upon a determination by the Board that a proposed issuance is in the best interests of the Company.

                  The Company currently has no plans or commitments that would involve the issuance of additional shares of Class A Common Stock, other than as referred to above. However, in connection with future capital needs, the Board may from time to time consider issuing shares of Class A Common Stock in one or more capital financings or using shares of Class A Common Stock as a component thereof, including derivative securities such as convertible instruments or stock purchase warrants.

                  The Company also believes that acquisition opportunities may be available to it. The increase in authorized shares would allow the Board to consider and, if in the best interest of the Company and its shareholders, take advantage of such acquisition opportunities. In addition, the flexibility vested in the Board to authorize the issuance and sale of authorized but unissued shares of Class A Common Stock and/or to issue Preferred Stock in one or more series could enhance the Board's bargaining capability on behalf of the Company's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of an incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, shareholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have a sufficient number of uncommitted authorized and unissued shares of Class A Common Stock.

                  The Company has in place certain provisions which have an anti-takeover effect. The Company's Restated Certificate of Incorporation currently includes provisions which provide, among other things, (i) for a classified board of directors, (ii) any merger or consolidation of the Company or any sale, lease or other disposition of all or substantially all of the assets of the Company, if not in the usual and regular course of business, currently requires the affirmative vote of 75% of the votes cast by the holders entitled to vote thereon and, in addition, the affirmative vote of 75% of the votes cast by the holders of Class B Common Stock, (iii) for election of only 25% of the number of directors on the Board (rounded to the next highest whole number) by the holders of Class A Common Stock and the Series A Preferred Stock, and the election of the balance of the directors by the holders of Class B Common Stock, and (iv) holders of Class A Common Stock and Series A Preferred Stock currently have one-tenth of a vote on all matters, other than the election of Class B directors, submitted to a vote of shareholders and holders of Class B Common Stock currently have one vote on all such matters other than the election of Class A directors (but see the proposal being submitted to shareholders at this Annual Meeting to eliminate such disparate voting between Class A Common Stock and Class B Common Stock, below).

                  This proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

                  The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Restated
Certificate of Incorporation or by-laws so as to render a takeover of the Company more difficult. Except as indicated above, management is not aware of the existence of any other provisions in the Restated Certificate of Incorporation or by-laws having an anti-takeover effect.

                  The Restated Certificate of Incorporation does not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares of the class of stock entitled to elect a particular director, present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available.

                  The Board of Directors recommends a vote FOR the proposed increase in the authorized Class A Common Stock. Assuming the presence of a quorum, the affirmative vote by holders of two-thirds of the votes cast by holders entitled to vote at the Annual Meeting is required to approve the amendment with all shareholders voting together as a single class. When voting, each share of Class A Common Stock and each share of Series A Preferred Stock is entitled to one-tenth vote and each share of Class B Common Stock is entitled to one vote.


                   PROPOSAL TO CHANGE THE CONVERSION RATIO OF
                     CLASS B COMMON STOCK AND THE VOTING AND
                     DIVIDEND PROVISIONS FOR CLASS A COMMON
                         STOCK AND CLASS B COMMON STOCK

General

                  The Company's Restated Certificate of Incorporation currently provides for two classes of common stock, Class A Common Stock and Class B Common Stock, for the convertibility of Class B Common Stock into Class A Common Stock, and for distinctions between the two classes of common stock with respect to voting, including the election of directors, and with respect to payment of dividends.

                  The Board of  Directors  has  approved and is proposing to the
shareholders  certain  amendments   ("Proposed   Amendment")  to  the  Restated
Certificate of Incorporation which, taken together, would accomplish the following:

         (a) Change the conversion ratio of the Class B Common Stock so that, upon conversion to Class A Common Stock, instead of receiving one share of Class A Common Stock for each share of Class B Common Stock held, the Class B Common Stock holders would receive 1.5 shares of Class A Common Stock for each share of Class B Common Stock held. There were as of January 19, 1998, 444,879 shares of Class B Common Stock outstanding, plus an additional 4,946 shares of Class B Common Stock subject to outstanding options. Accordingly, the increase in the conversion rate would increase the number of shares of Class A Common Stock issuable upon such conversion by 224,912 shares of Class A Common Stock over the number of shares of Class A Common Stock which would be issued on such conversion if the Proposed Amendment is not approved. The current conversion rate of the Class B Common Stock is subject to certain anti-dilution adjustments which would also be applicable to the new conversion rate.

         (b) Change the voting rights of Class A Common Stock and the Class B Common Stock with respect to the election of directors. Currently, holders of Class A Common Stock are entitled to elect approximately 25% of the directors of the Company (rounded to the next highest whole number), and holders of Class B Common Stock are entitled to elect the balance of the Board of Directors of the Company. The change would provide that the directors of the Company would be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class. The classification of the Board into three separate classes with "staggered" terms would not change, but the distinction between Class A Common Stock directors and Class B Common Stock directors would cease. This change would not affect the election of the Board of Directors at this 1998 Annual Meeting. However, immediately after the meeting, as to any vacancies or removal as to directors, such vacancies and removal would be acted upon without regard to the existing Class A Common Stock/Class B Common Stock distinction.

         (c) Change the voting rights for the shares of Class A Common Stock from one-tenth vote per share to one vote per share. Currently, the Class B Common Stock is entitled to one vote per share and Class A Common Stock is entitled to one-tenth vote per share. This change would make the voting rights among Class A Common Stock and the Class B Common Stock identical, with one vote per share. The change will also include the elimination of a separate vote by class of Class B Common Stock holders on mergers, consolidations, or sales or other dispositions of assets (currently, such corporate transactions require the approval by the affirmative vote of 75% of votes cast by all shareholders entitled to vote thereon and, in addition, the affirmative vote of 75% of votes cast by Class B Common Stock holders).

         (d) Change the dividend restriction for Class B Common Stock. Currently, if a dividend were to be paid to holders of Class B Common Stock, a similar dividend would have to be paid to holders of Class A Common Stock. However, the reverse is not currently true; a dividend could be paid to Class A Common Stock holders without also paying the dividend to holders of Class B Common Stock. The proposed change would eliminate this distinction so that holders of Class A Common Stock and Class B Common Stock would be considered a single class for purposes of payment of dividends. The Company currently has no plans to pay any dividends.

         (e) Conforming changes. To effect the foregoing changes, there are a variety of language changes throughout the Restated Certificate of Incorporation to be made to reflect the foregoing changes.

                  Prior to 1980, the Company had one class of common stock. In 1980 the shareholders of the Company approved an amendment to Certificate of Incorporation which created two classes of common stock, Class A Common Stock and Class B Common Stock, and pursuant to such amendment, each outstanding share of common stock was reclassified and converted into one share of Class B Common Stock and two shares of Class A Common Stock. The 1980 amendment was made to facilitate certain capital raising by the Company, while at the same time maintaining voting control among certain founding and management shareholders, and in January 1981 the Company effected a public offering of securities under which shares of Class A Common Stock were sold by the Company and by certain selling shareholders. No current directors or executive officers of the Company own shares of Class B Common Stock.

Description Of  Existing Capital Stock

                  The authorized capital stock of Base Ten currently consists of 22,000,000 shares of Class A Common Stock (but see above proposal to increase the authorized Class A Common Stock to 40,000,000 shares) of which 7,829,060 shares were outstanding as of January 19, 1998, 2,000,000 shares of Class B Common Stock of which 444,879 shares were outstanding as of January 19, 1998, and 1,000,000 shares of Preferred Stock of which 19,000 shares of Series A Preferred Stock were outstanding as of January 19, 1998.


Class A and Class B Common Stock

                  Dividends. Both classes of Base Ten's common stock have identical cash and property dividend rights except that no cash or property dividend may be paid on Class B Common Stock unless a dividend at least equal in amount is paid concurrently on Class A Common Stock. Cash or property dividends can be declared and paid on Class A Common Stock without being declared and paid on Class B Common Stock.

                  If a dividend is paid in shares of Class A Common Stock or Class B Common Stock, shares of Class A Common Stock may be paid to holders of shares of Class A Common Stock and shares of Class B Common Stock may be paid to holders of shares of Class B Common Stock. The same number of shares is to be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock. Base Ten may not subdivide or combine shares of either class without, at the same time, proportionately subdividing or combining shares of the other class.

                  Voting Rights. Holders of Class A Common Stock currently are entitled to elect 25% of the members of the Board of Directors (rounded to the next highest whole number) so long as the number of outstanding shares of Class A Common Stock is at least 10% of the number of outstanding shares of both classes. Currently, the holders of Class A Common Stock are entitled, as a class, to elect two directors of Base Ten, and the holders of Class B Common Stock are entitled, as a class, to elect the remaining directors. As a result of this provision, the holders of a majority of the Class B Common Stock currently can elect a majority of the directors and thereby control Base Ten, regardless of the number of shares of Class B Common Stock outstanding from time to time. Directors may be removed, only for cause, by the holders of the class of common stock which elected them.

                  Except for the election or removal of directors as described above and except for class votes as required by law or Base Ten's Restated Certificate of Incorporation, holders of both classes of common stock vote or consent as a single class on all matters, with each share of Class A Common Stock currently having one-tenth vote per share and each share of Class B Common Stock having one vote per share.

                  The outstanding shares of the Class A Common Stock currently represents approximately 94% of the total number of shares of both classes of common stock outstanding. If the number of outstanding shares of Class A Common Stock should become less than 10% of the total number of shares of both classes of common stock outstanding, the holders of Class A Common Stock would not have the right to elect 25% of the Board of Directors, but would have one-tenth vote per share for all directors, and the holders of Class B Common Stock would have one vote per share for all directors.

                  Conversion. At the option of the holder of record, each share of Class B Common Stock currently is convertible at any time into one share of Class A Common Stock. Conversion of a significant number of shares of Class B Common Stock into Class A Common Stock could place control of the Board of Directors into the hands of the holders of a relatively small equity interest in Base Ten who continue to hold the Class B Common Stock. The Class A Common Stock is not convertible.

                  Other Rights. Shareholders of Base Ten common stock have no preemptive or other rights to subscribe for additional shares. On liquidation, dissolution or winding up of Base Ten, all shareholders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution. No shares of either class are subject to redemption. All outstanding shares are fully paid and non-assessable.


Preferred Stock

                  Base Ten's Board of Directors is empowered to fix the designations, powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications, limitations or restrictions of those preferences or rights. Greater or different voting rights relative to the common stock could be granted in connection with the creation of any series of Preferred Stock; however, no issue of Preferred Stock may change the current ratio of one-tenth of a vote for each share of Class A Common Stock to one vote for each share of Class B Common Stock described above.

                  Series A Preferred Stock. As of January 19, 1998, the Company had issued 19,000 shares of Series A Preferred Stock. Holders of Series A Preferred Stock have the following rights, privileges and preferences:

                  Term; Dividends and Illiquidity Payments. The Series A Preferred Stock have a term of three years and pay a cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Common Stock is less than $8.00 for any 10 consecutive trading days. An equivalent payment is payable to any holder of Series A Preferred Stock which is subject during any quarter to a standstill period following a Base Ten underwritten public offering or which is non-convertible because of the limitations described below. Such dividends and payments are payable only prior to conversion, and are payable in cash or additional Series A Preferred Stock at Base Ten's option; however, if Base Ten elects to pay the dividend in Series A Preferred Stock, the amount of such payment will be 125% of the cash amount due.

                  Liquidation Preference. The Series A Preferred Stock has a liquidation preference as to principal amount and any accrued and unpaid dividends.

                  Conversion Rights. The Series A Preferred Stock is convertible at any time or from time to time into Class A Common Stock, at a conversion price equal to the lesser of (i) $16.25 per share, or (ii) the Weighted Average Price of the Class A Common Stock prior to the conversion date. Weighted Average Price is defined as the volume weighted average price of Class A Common Stock on NASDAQ (as reported by Bloomberg Financial Markets) over any two trading days in the 20 trading day period ending on the day prior to the date the holder gives notice of conversion (excluding the lowest closing bid price in the period). The holder has the right to select such two days. No more than 3,040,000 shares of Class A Common Stock will be issued upon conversion of all of the Series A Preferred Stock, except for additional shares of Class A Common Stock issuable pursuant to anti-dilution provisions and certain adjustments to the conversion price in certain circumstances. Any Series A Preferred Stock remaining outstanding because of this limitation may be redeemed at the holder's option for a subordinated 8% promissory note maturing when the Series A Preferred Stock would have matured.

                  Redemption. Base Ten has the right, at any time, to redeem all or any part of the outstanding Series A Preferred Stock or subordinated notes at the conversion price established under the terms of the Series A Preferred Stock. Any Series A Preferred Stock or subordinated notes still outstanding three years after issuance must be redeemed by the Company, on a mandatory basis, in either cash or, at Base Ten's option, in Class A Common Stock. If Base Ten elects to make the redemption in Class A Common Stock, the amount of such payment will be 125% of the original purchase price.

                  Voting Rights. The holders of Series A Preferred Stock have the same voting rights as the holders of Class A Common Stock, calculated as if all outstanding shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for determination of shareholders entitled to vote on the matter presented. Assuming the approval of the increased voting rights of the Class A Common Stock contemplated by this Proposed Amendment, the voting rights of the Series A Preferred Stock would likewise be increased.

                  Warrants. For each $1 million of the Series A Preferred Stock purchased, the purchaser received five-year warrants to purchase 40,000 shares of Class A Common Stock exercisable at $16.25 per share.

                  Right of First Refusal. So long as the Series A Preferred Stock remains outstanding, each holder has the right (with certain exceptions) to purchase, on five days' notice, up to that portion of any future equity financing by Base Ten which would be sufficient to enable the holder to maintain its percentage interest in Base Ten equity on a fully diluted basis.

                  Five Percent Limitation. The holders of Series A Preferred Stock are not entitled to receive shares of Class A Common Stock upon a conversion to the extent that the sum of (i) the number of shares of Class A Common Stock beneficially owned by the holder and its affiliates (exclusive of shares of Class A Common Stock issuable upon conversion of the unconverted portion of the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion or exercise of any other securities of the Company) and
(ii) the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock then being converted, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Class A Common Stock.

Reasons For The Proposed Amendment.

                  The voting distinctions between the Class A Common Stock and the Class B Common Stock have been applicable to the Company since 1980. Since that time, the NASDAQ National Market System ("NASDAQ NMS") rules have changed so that, with certain exceptions, a corporation with classes of common stock having similar voting requirements would no longer be eligible for listing on the NASDAQ NMS. No change has been requested by the National Association of Securities Dealers, Inc. ("NASD") because the Company's common stock class distinctions predated such current rules.

                  In December 1997, the NASD notified the Company that it proposed to de-list the Class B Common Stock because the number of holders of Class B Common Stock appears to have fallen below 300 beneficial owners. The NASD has additionally advised the Company that the Class B Common Stock would also fail to meet the 500,000 share public float requirement under the revised NASD listing requirements effective February 1998. The Company objected to the de-listing of the Class B Common Stock and requested a hearing before the NASD. It was the Company's view that if the Class B Common Stock were de-listed from the NASDAQ SmallCap Market, trading in the Class B Common Stock would become more difficult. If that were to happen, the Company anticipated that there could potentially be more conversions of shares of Class B Common Stock into Class A Common Stock, thus concentrating within an ever-decreasing number of holders of Class B Common Stock substantial voting power for the election of directors of the Company and for approval of other items requiring a shareholder vote. Accordingly, the Company presented to NASD an objection to such de-listing. The NASD nevertheless determined that the Class B Common Stock will be de-listed from the NASDAQ SmallCap. However, the NASD granted to the Company a temporary exception, until May 1, 1998, in order to permit the Company to effect, with shareholder approval, the Proposed Amendment, which would alleviate certain of the negative impact of such de-listing of the Class B Common Stock.

                  In approving the Proposed Amendment, the Board of Directors was also of the opinion that the elimination of the reduced rights in respect of voting and election of directors of the Class A Common Stock, which currently represents approximately 94% of the total issued and outstanding combined Class A Common Stock and Class B Common Stock, would present to the investment community a stronger and more attractive capital structure and will be in the best interests of the Company and all of its shareholders.

                  The Board also considered the potential impact of the Proposed Amendment and the increased conversion ratio for the Class B Common Stock on the trading market for the Class A Common Stock. Assuming that all 444,879 shares of Class B Common Stock outstanding as of January 19, 1998, plus outstanding options for 4,946 shares of Class B Common Stock, were converted into Class A Common Stock immediately prior to the Effective Date (as defined below), a total of 449,825 additional shares of Class A Common Stock would be issued and outstanding. Assuming the 1:1.5 conversion ratio proposed under the Proposed Amendment were in effect, an aggregate of 674,737 shares of Class A Common Stock would be issued and outstanding. Therefore, based on the shares of Class A Common Stock and Class B Common stock outstanding as of January 19, 1998 and assuming the conversion of all currently outstanding shares of Class B Common Stock following the Effective Date (leaving no shares of Class B Common Stock outstanding), an increase of less than 3% of the currently outstanding Class A Common Stock would result from the increased conversion ratio afforded to the Class B Common Stock holders. Assuming the Proposed Amendment is approved by the shareholders, the Company expects to apply for listing on NASDAQ NMS of all of the shares of Class A Common Stock which would be issuable under the revised conversion ratio.

                  The increase in the conversion ratio to one and one-half shares of Class A Common Stock for each share of Class B Common Stock converted was approved by the Board based on its subjective determination, without the participation or review by any outside financial advisor, that such change was fair to shareholders as a group and to each class of shareholders and represented an appropriate enhancement of the conversion ratio when considered with (i) the proposed increased voting rights of the Class A Common Stock and other changes included in the Proposed Amendment and (ii) the existing respective rights of the two classes of common stock.

                  The Board also considered that, immediately following the Effective Date and immediately after any conversions made pursuant to the Proposed Amendment, each shareholder's proportionate equity interest in the Company would be unchanged, and that the net book value, going concern value and liquidation value per share of Class A Common Stock and Class B Common Stock held by any shareholder immediately prior to the Effective Date would be approximately equal to such values per share of Class A Common Stock and Class B Common Stock held by such shareholder immediately after the Effective Date.

                  The Proposed Amendment does not give rise to a shareholder's right of appraisal under the New Jersey Business Corporation Act.

                  The proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

                  The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Restated
Certificate of Incorporation or by-laws so as to render the takeover of the Company more difficult. Except as indicated in the discussion of the proposal included above in this Proxy Statement to increase the number of authorized shares of Class A Common Stock, management is not aware of the existence of any other provisions in the Restated Certificate of Incorporation or by-laws having an anti-takeover effect.

                  From the standpoint of the holders of Class B Common Stock, the Class B Common Stock holders will be receiving an increased conversion rate for conversion into shares of Class A Common Stock, as well as the potential to receive dividends which are paid to the Class A Common Stock, which, under the current Restated Certificate of Incorporation, need not be paid to the holders of Class B Common Stock (although the Company has no current plans to pay any dividends); the holders of Class B Common Stock would no longer have the right to elect approximately 75% of the Board of Directors, the disproportionately high voting rights of the Class B Common Stock would be eliminated, and the right to vote separately on any merger, consolidation or similar corporate transaction would be eliminated.

                  From the standpoint of the holders of Class A Common Stock, the Class A Common Stock holders will receive a substantial increase in voting rights with respect to all matters presented to the shareholders generally and with respect to the election of directors, but approximately an additional 224,912 shares of Class A Common Stock would be issuable as a result of the increased conversion rate of the Class B Common Stock.

                  If the Proposed Amendment is approved by shareholders at this Annual Meeting, the Company expects a Certificate of Amendment ("Certificate of Amendment") to the Company's Restated Certificate of Incorporation to be filed with the Secretary of State of the State of New Jersey as soon as practical after the Annual Meeting. The Proposed Amendment would become effective as of the close of business on the date of such filing (the "Effective Date"). As of the Effective Date, all items included in the Proposed Amendment would become automatically effective, including the changed conversion ratio for conversion of shares of Class B Common Stock into shares of Class A Common Stock, the increased voting right for each outstanding share of Class A Common Sock and the right of all outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together and not as a class, to vote in the election of all nominees to the Board of Directors. Following the Effective Date, the Company's transfer agent will mail to each holder of Class A Common Stock, Class B Common Stock a description of the voting, conversion and dividend rights as to such class of stock.

                  Assuming the Proposed Amendment is adopted, no exchange of certificates representing either Class A Common Stock or Class B Common Stock will be required; holders of Class B Common Stock will not be required to convert their shares. However, in the event a dividend were paid, a holder of the Class B Common Stock would receive only the dividend payable for the number of shares of Class B Common Stock held without regard to the increased conversion rate; conversion to Class A Common Stock prior to the dividend record date would permit the holder to receive a dividend with respect to the additional shares issued as a result of the change in the conversion rate.

Certain Federal Income Tax Consequences

                  Set forth below is a summary of the anticipated federal income tax consequences of the Proposed Amendment to the holders of Class B Common Stock and Class A Common Stock who are citizens or residents of the United States.

                  Neither the proposed change in the conversion ratio for the Class B Common Stock nor the proposed changes in voting and dividend rights of the holders of Class A Common Stock and Class B Common Stock, will result in taxable income either to the holders of Class B Common Stock or Class A Common Stock, and will not result in any gain or loss to the Company. No gain or loss will be recognized by any holder upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock. A holder's basis for shares of Class A Common Stock received upon the conversion of Class B Common Stock into Class A Common Stock will be equal to the holder's basis in the shares of Class B Common Stock surrendered therefor, and the holder's holding period for the shares of Class A Common Stock received upon the conversion of Class B Common Stock into Class A Common Stock will include the holding period for the shares of Class B Common Stock surrendered therefor.

                  The foregoing summary does not purport to be a complete analysis and each holder of Class A Common Stock and Class B Common Stock is urged to consult his or her own tax advisor as to the effect of such federal income tax consequences on his or her own facts and circumstances.

Vote Required To Approve the Proposed Amendment

                  The Board of Directors has determined that the Proposed Amendment is in the best interests of the Company and its shareholders and, as provided by the New Jersey Business Corporation Act, has directed that the Proposed Amendment be submitted to a vote of the shareholders. The Proposed Amendment to effect the changes the Class A Common Stock and Class B Common Stock are presented as a single item for voting by the shareholders. Either all the items included in the Proposed Amendment will be approved, or none of the items will be approved. The Proposed Amendment will be adopted only if it receives the affirmative vote of two thirds of the votes cast by each of (i) the holders of the outstanding Class A Common Stock, voting as a class, (ii) the holders of the outstanding Class B Common Stock, voting as a class and (iii) the holders of the outstanding Class B Common Stock, Class A Common Stock and Series A Preferred Stock voting together as a group. As to each of the foregoing class votes, each holder of Class A Common Stock and Class B Common Stock will be entitled to one vote per share of stock held. As to the vote of all shareholders entitled to vote together as a group, Class A Common Stock and Series A Preferred Stock are entitled to one-tenth vote per share and each share of Class B Common Stock is entitled to one vote.

                  The Board of Directors is of the view that the Proposed Amendment is in the best interests of the Company and all of its shareholders and recommends a vote FOR the approval of the Proposed Amendment.


                          APPROVAL OF 1998 STOCK OPTION
                              AND STOCK AWARD PLAN

                  The Company's 1998 Stock Option and Stock Award Plan (the "1998 Stock Plan") was approved by the Board of Directors of the Company on January 13, 1998, subject to approval by the Company's shareholders at this Annual Meeting.

                  The material features of the 1998 Stock Plan are summarized below. This summary is qualified in its entirety by reference to the terms of the 1998 Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of Material Features

                  Purposes of the 1998 Stock Plan and Eligibility. The 1998 Stock Plan is designed to promote the growth and profitability of the Company and its subsidiaries by giving key employees the opportunity to acquire a proprietary interest in the Company through ownership of the Company's Class A Common Stock. The 1998 Stock Plan authorizes the Board of Directors or a Committee of the Board consisting of at least two members of the Board qualifying as "non-employee directors" under SEC Rule 16b-3 (collectively the "Committee") to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of restricted stock, and bonuses payable in Class A Common Stock, to those employees who the Committee in its discretion determines have the ability to make a substantial contribution to the growth and profitability of the Company or its subsidiaries. Key employees, including officers of the Company, are eligible to receive grants and awards under the 1998 Stock Plan. Non-employee directors and Committee members are not eligible to participate in the 1998 Stock Plan. Approximately [115] persons currently may be eligible for participation in the 1998 Stock Plan.

                  Administration. The Committee is authorized to determine the term during which an option may be exercised, which may not be longer than ten years. No option is exercisable before six months from the date it was granted except in the case of death or certain tender offers, mergers, liquidation, dissolution, or change in control as described in the 1998 Stock Plan. The Committee is also authorized in its discretion to specify the number of shares to be covered by each award as well as the option price, which may not be less than 100% of the fair market value of a share of Class A Common Stock at the time the option is granted. The Committee has full power and authority to administer and interpret the 1998 Stock Plan, and the Committee's interpretations, as well as its grants and awards, are final and conclusive.

                  Shares Subject to the Plan. The total number of shares that may be optioned or awarded under the 1998 Stock Plan is 1,000,000 shares of Class A Common Stock, plus an additional amount of shares of Class A Common Stock on May 1 of each year, from May 1, 1999 to May 1, 2007 inclusive, equal to one percent of the number of shares of Class A Common Stock outstanding on April 30 of such year ("Additional Annual Increment"), of which (i) no more than 150,000 shares plus shares equal to twenty percent (20%) of each Additional Annual Increment may be awarded as restricted stock and (ii) no more than 500,000 shares may be awarded as incentive stock options under Section 422 of the Internal Revenue Code ("Code"), all subject to adjustment as provided in the 1998 Stock Plan.

                  Payment of Exercise Price. The purchase price upon exercise of an option may be paid either in cash or in shares of Class A Common Stock already owned by the optionee or a combination of cash and shares. No optionee shall have any right to dividends or other rights of a shareholder with respect to shares subject to an option until the optionee has given written notice of exercise and has paid for such shares and applicable taxes thereon. The Committee may permit tax withholding obligations to be met by the withholding of Class A Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

                  Per Individual Limitation. No plan participant may receive, over the term of the 1998 Stock Plan, awards in the form of incentive stock options or options other than incentive stock options, or restricted stock, or any combination thereof, for more than 500,000 shares of Class A Common Stock, all subject to adjustment in accordance with the provisions of the 1998 Stock Plan.

                  Death, Disability and Retirement. If the optionee's employment is terminated by reason of death, retirement under a retirement plan of the Company or a subsidiary, or permanent disability, as determined by the Committee, the optionee's option is exercisable until the expiration of the stated period of the option. In all other cases, unless the Committee determines otherwise, options held by optionees terminate when the optionee's employment with the Company or a subsidiary terminates. No option is transferable except by will or by operation of the laws of descent and distribution and an option may be exercised during an optionee's lifetime only by the optionee.

                  Appreciation Right. In the Committee's discretion, an option may provide a right to exercise such option without payment of the purchase price (a stock appreciation right). Upon exercise of such right, an optionee shall receive the number of whole shares of Class A Common Stock, or, in the Committee's discretion, cash determined by dividing the fair market value per share on the date of exercise into the excess of the aggregate fair market over the aggregate exercise price for the number of option shares covered by the exercise. The option is reduced by the number of shares with respect to which such rights are exercised, which shares may not thereafter again be optioned.

                  Limited Rights. The 1998 Stock Plan provides that the Committee may in its discretion grant options containing provisions for limited rights, exercisable upon the occurrence of certain events and expiring thirty days thereafter, including consummation of a tender offer for at least 20% of the outstanding Class A Common Stock, a proxy contest resulting in the replacement of a majority of the Company's Board of Directors, a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, a liquidation or dissolution of the Company, or similar events. Limited rights permit optionees to receive in cash either (i) for each share covered by an option the highest market price per share at which Class A Common Stock traded on NASDAQ for the 60 days immediately preceding the exercise event (or, if such exercise event is a tender offer or exchange offer, the value per share set by the tenderor or offeror), less the option price per share specified in the option; or (ii) if provided by the Committee in its discretion at the time of grant, for each share covered by the option the highest market price per share at which the Class A Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. Limited rights may not extend the exercise period of any option and, to the extent any such rights are exercised, will reduce the shares of Class A Common Stock available under the 1998 Stock Plan and the shares of such stock covered by the options to which the limited rights relate.

                  Restricted Stock. The 1998 Stock Plan provides that awards of restricted stock may be granted in addition to or in lieu of option grants. During a period set by the Committee at the time of each award of restricted stock, a restricted stock award recipient is prohibited from selling, transferring, pledging or assigning the shares of restricted stock unless the recipient dies or his employment terminates by reason of permanent disability, as established by the Committee, or, if determined by the Committee, by retirement under a retirement plan of the Company or a subsidiary, in which case, shares of restricted stock become free of all restrictions. Shares of restricted stock may be voted and, subject to certain limitations, holders of restricted stock may receive all dividends paid thereon. Unless the Committee determines otherwise, shares of restricted stock are forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than the recipient's death, permanent disability, as determined by the Committee, or, if established by the Committee, retirement under a retirement plan of the Company or a subsidiary.

                  Adjustment. Subject to certain limitations, the 1998 Stock Plan provides for adjusting the shares of Class A Common Stock subject to outstanding options or awards, or the class or exercise prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                  Change in Control. In the event of a "change in control" as set forth in Section 12 of the 1998 Stock Plan, the 1998 Stock Plan provides that (i) all restrictions on restricted stock previously awarded under the 1998 Stock Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full. In addition, the Committee may determine that outstanding options shall be adjusted and shall make such adjustments by substituting for Class A Common Stock subject to options, stock or other securities of any successor to the Company.

                  Bonuses Payable in Stock. In lieu of paying a cash bonus to employees eligible to participate in the 1998 Stock Plan, the Committee, in its sole discretion, may pay bonuses in shares of unrestricted Class A Common Stock or partly in shares of unrestricted Class A Common Stock and partly in cash. The number of shares of Class A Common Stock payable in lieu of cash shall be determined by dividing such bonus amount by the fair market value, as determined under the 1998 Stock Plan, of one share of Class A Common Stock on the date the bonus is payable. The Company will withhold from such bonus an amount of cash sufficient to meet tax withholding obligations.

                  Amendments. The Board of Directors may amend, alter or discontinue the 1998 Stock Plan, but no amendment may, without shareholder approval, increase the maximum number of shares for which options and awards may be granted, decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the granting of the option, change the class of persons eligible to receive options and other awards under the 1998 Stock Plan, or extend the duration of the 1998 Stock Plan. No award or option may be granted under the 1998 Stock Plan after January 12, 2008, but awards or options theretofore granted may extend beyond that date.

Federal Income Tax Consequences

                  Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. However, the transfer of Class A Common Stock to optionees upon exercise of their options may or may not give rise to immediate or deferred taxable income to the optionees and tax deductions to the Company depending upon whether or not the options are incentive stock options. In general, the exercise of an incentive stock option is exempt from regular income tax (but not alternative minimum tax) and does not result in a tax deduction to the Company unless the optionee disposes of the Class A Common Stock within two years of the grant of the option or within one year of the transfer of such Class A Common Stock to the individual. On the other hand, the exercise of an option which is not an incentive stock option generally results in immediate taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

                  Similarly, the transfer of restricted stock to an employee is generally taxable to the employee and deductible by the Company when the restrictions lapse, unless the employee elects to be taxed at the time of the transfer without regard to the restrictions. The payment of bonuses in Class A Common Stock is immediately taxable to the individual and deductible by the Company. The exercise of a stock appreciation right for Class A Common Stock is generally taxable and deductible in the same manner as the exercise of an option which is not an incentive stock option.

                  Section 162(m) of the Code generally limits the income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the chief executive officer and the other named executive officers. This limitation applies to all deductible compensation including the deduction arising from the payment of incentive compensation. Various forms of compensation are exempt from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by outside directors,  and  (iii)  approved  by  shareholders.  Particular  rules  apply in implementing Section 162(m) to equity-based plans. The Company believes compensation derived under the 1998 Stock Plan, if approved by shareholders, will qualify for exemption from the operation of Section 162(m) and therefore will be deductible by the Company.

                  New Plan Benefits. Options and awards under the 1998 Stock Plan are not currently determinable since such options and awards are based on discretionary determinations of the Committee.

                  The Board of Directors recommends that you vote FOR the proposal. The 1998 Stock Plan will be approved if more votes are cast in favor of it than are cast against it.


                              APPROVAL OF THE 1998
                          EMPLOYEE STOCK PURCHASE PLAN

                  The Board is recommending for shareholder approval the 1998 Employee Stock Purchase Plan (the "ESPP"), which was adopted by the Board on January 13, 1998, subject to shareholder approval.

                  The purpose of the ESPP is to further the long-term stability and financial success of the Company by providing a method for employees to increase their ownership in the Class A Common Stock. The ESPP is intended to qualify under Section 423 of the Code. The total number of shares of Class A Common Stock which may be purchased under the ESPP is 1,000,000 shares, plus an additional amount of shares on May 1 of each year, from May 1, 1999 to May 1, 2007 inclusive, equal to 1% of the number of shares of Class A Common Stock outstanding on April 30 of such year, all subject to adjustment under the ESPP.

                  Summary of Material Features. The following is a general description of the material features of the ESPP, which is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Exhibit B to this Proxy Statement.

                  Eligibility. All present and future employees of the Corporation or any designated subsidiary who have completed at least sixty days of service are eligible to participate in the ESPP. Currently, approximately [115] employees would be eligible under the ESPP.

                  Administration. The ESPP will be administered by a committee ("Committee"), which will be either the Compensation Committee or such other committee as may be designated by the Board to administer the ESPP or by the Board itself. Certain functions will be delegated to a plan administrator.

                  General Description. A participant in the ESPP may authorize payroll deductions of a maximum of 10% of compensation per payroll period, with a minimum of five dollars per payroll period. The amounts so deducted and contributed are applied to the purchase of full and fractional shares of Class A Common Stock at [85%] of the fair market value of such Class A Common Stock, determined as of the first day of an offering period or the purchase date, whichever is lower. Offering periods are twelve month periods beginning on the effective date or each anniversary of the effective date, as the case may be, and ending on the last business day immediately prior to the next following anniversary of the effective date. Purchase dates are the last business days of each of the four consecutive three month periods occurring during an offering period. The fair market value of Class A Common Stock purchased under the ESPP for a participant in any one calendar year cannot exceed $25,000. In addition, once a participant owns (or is considered as owning within the meaning of Section 423(d) of the Code) 5% or more of the voting power of the Company, he or she will not be able to purchase any more stock under the ESPP.

                  Shares purchased under the ESPP generally are transferable at any time after the purchase is consummated, regardless of whether certificates therefor have been issued. In the event that a dividend is declared and paid with respect to Class A Common Stock acquired under the ESPP, the Committee will determine whether the dividend will be paid in cash to the owners of such Class A Common Stock, or whether it will be used to purchase additional Class A Common Stock. At the discretion of the Committee, the Class A Common Stock required for the ESPP may be purchased on the open market or may be treasury stock, reacquired shares and/or authorized but unissued shares.

                  Participants may increase or decrease their payroll deductions as of the first business day following a purchase date, or at such other times as may be permitted by the plan administrator. Participants may withdraw from further participation in the ESPP at any time by filing a withdrawal form with the plan administrator. Upon such withdrawal, all payroll deductions then credited to the participant's account under the ESPP which have not already been applied for the purchase of shares will be paid to the participant, and no further payroll deductions will be made for that participant until he or she files a new payroll authorization form; upon such withdrawal, a participant may not file a new payroll authorization form for the remainder of the offering period in which the withdrawal occurs. If a participant ceases to be an employee on or before the last working day preceding the 15th day prior to a purchase date, then that participant will be deemed to have elected to withdraw from participation in the ESPP, and all payroll deductions then credited to the participant's account which were not applied for the purchase of shares will be paid to the participant; if a participant ceases to be an employee after the above described date, he or she will be deemed to have elected to purchase shares with the previously accumulated payroll deductions.

                  Amendments to the ESPP. The Committee may at any time amend the ESPP in any respect, except that no amendment that (i) may effect an increase in the number of shares of Class A Common Stock which may be purchased under the ESPP, if that increase would require shareholder approval under
Section 423 of the Code, or (ii) may effect a change in the designation of the corporations whose employees may participate in the ESPP, if that change would require shareholder approval under Section 423 of the Code, will be effective unless the required shareholder approval is obtained.

Federal Income Tax Consequences

                  A participant will not incur federal income tax liability as a result of the purchase of Class A Common Stock pursuant to the ESPP at [85%] of fair market value. Generally, if the participant holds any shares purchased under the ESPP for (a) more than two years after the first day of the offering period relating to such purchase, and (b) more than one year after the purchase date (the "holding period"), then any gain realized upon the sale or other disposition of that share will be taxed as long-term capital gain, and any loss will be long-term capital loss, except that an amount equal to the lesser of (a) the excess of the fair market value of the share on the first day of the offering period relating to such purchase over the price at which such option could have been exercised at that time if it had then been exercisable and (b) the amount, if any, by which the fair market value of the share at the time of such disposition exceeds the price actually paid for the share under the option, will be taxed as ordinary income in the taxable year in which such sale or other disposition occurs. If a participant disposes of the share, such amount of ordinary income realized upon the sale or other disposition of the share will increase the participant's tax basis in the share for determining gain or loss upon such sale or other disposition of the share. The Company will not be entitled to a deduction for federal income tax purposes in connection with such sale or other disposition. If a participant disposes of any share purchased under the ESPP without satisfying the holding period, the participant should report as ordinary income for the taxable year in which the disposition occurs the amount by which the market value of such share on the purchase date exceeded the amount the participant paid for such share. Any such ordinary income will increase the participant's tax basis for the purpose of determining gain or loss on the sale or other disposition of the share. The participant will be considered to have disposed of a share if such participant sells, exchanges, makes a gift or transfers (except by pledge, tax free reorganization or by transfer on death) legal title to the share.

                  The Company will not be entitled to a business expense deduction for federal income tax purposes in connection with the sale of the shares under the ESPP, unless a participant disposes of the shares received under the ESPP prior to expiration of the required holding period. In that case, the Company will be entitled to a business expense deduction to the extent ordinary income is recognized by the participant.

                  The Board of Directors recommends that you vote FOR the proposal. The ESPP will be approved if more votes are cast in favor of it than are cast against it.


                                   APPROVAL OF
                        1998 DIRECTORS STOCK OPTION PLAN

                  The Board of Directors of the Company proposes that the shareholders approve the 1998 Directors Stock Option Plan (the "Directors Plan") which was adopted by the Board of Directors on January 13, 1998, subject to shareholder approval.

                  The principal features of the Directors Plan are summarized below. This summary is qualified in its entirety by reference to the terms of the Directors Plan, which is attached to this Proxy Statement as Exhibit C. The Directors Plan is intended to encourage directors who are not employees of the Company to acquire a proprietary interest in the future of the Company through the ownership of Class A Common Stock. It is also expected that the Directors Plan will encourage qualified persons to serve as directors of the Company.

Summary of Material Features

                  The Directors Plan will be generally administered and interpreted by the Compensation Committee ("Committee"), although the Board of Directors will determine when and to whom options will be granted and the number of shares to be included in each grant. Directors who are not employees of the Company are eligible to be granted options under the Directors Plan. The total number of shares that may be issued pursuant to options granted under the Directors Plan is 300,000 shares of Class A Common Stock, subject to adjustment in accordance with the terms of the Directors Plan. The Directors Plan will continue until the earlier of termination by the Board of Directors (in which case outstanding options shall remain outstanding for the term of their grant) or the date when all shares covered by the Directors Plan are purchased.

                  The option price per share shall be as determined by the Committee, although it may not be less than 100% of the fair market value (as defined in the Directors Plan) of a share of Class A Common Stock on the date the option is granted. The term shall be as determined by the Board of Directors but may not exceed 10 years. Options are immediately exercisable, through the payment of cash and/or shares of Class A Common Stock.

                  Options are not transferable by the optionee other than by will or the laws of descent and distribution, provided that the Committee may, in its discretion, permit transfer to the optionee's immediate family or a trust or similar vehicle established solely for the benefit of such family members.

                  Subject to certain limitations, the Directors Plan provides for adjusting the shares of Class A Common Stock subject to outstanding options, or the number or option prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                  The Board of Directors may amend, alter or discontinue the Directors Plan, but no amendment may, without shareholder approval, increase the number of shares for which options may be granted or decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the granting of the option.

Federal Income Tax Consequences

                  Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. The exercise of an option generally results in ordinary taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

New  Plan  Benefits.   Options  under  the  Directors  Plan  are  not  currently
determinable because such options are based on the discretionary determination of the Board of Directors.

         The Board of Directors recommends that you vote FOR the proposal. The Directors Plan will be approved if more votes are cast in favor of it than are cast against it.


                             RATIFICATION OF OPTIONS
                     AND WARRANTS TO OFFICERS AND DIRECTORS

         NASDAQ rules require an issuer, with certain exceptions, to seek shareholder approval when a stock option or stock purchase plan is established or other arrangement is made pursuant to which shares of the issuer's capital stock may be acquired by officers or directors. As a result, the Company is seeking shareholder approval of the grant by the Company of certain options and warrants for Class A Common Stock which have been granted to certain officers and directors, as described below. The Company is seeking such shareholder approval pursuant to the designation criteria for continued inclusion of the Class A Common Stock on the NASDAQ NMS.

                  Each of the options and warrants set forth below were individual grants issued in consideration of particular services rendered to the Company by the recipient of the option or warrant, and were not issued pursuant to any existing option or equity plan of the Company.

                  In the event that such options or warrants are not approved by the shareholders, the Company would be obligated to compensate such individual, in lieu of such options and warrants, by payment of cash or other consideration having a substantially equivalent value to such option or warrant.


                                         Number of Shares of Class A
 Holder of Options                       Common Stock Subject to
   and Warrants                          Stock Options and Warrants
----------------------                   ---------------------------
 Alexander M. Adelson                      217,500

 David C. Batten                            20,000

 Alan S. Poole                              10,000

 Bruce D. Cowen                             10,000
                                            ------
                                           257,500

                  Mr. Adelson serves as Co-Chairman of the Board of Directors and a director of the Company, and has served as a director of the Company since 1992. Since 1992, Mr. Adelson has been providing consulting and financial advisory services to the Company. See "Compensation Committee Interlocks and Insider Participation" above. The above shares represent (i) a five year warrant for 46,875 shares issued on December 5, 1997 at an exercise price of $12.50 per share and a warrant for 48,125 shares issued on December 31, 1997 at an exercise price of $10.31 per share, each issued for financial and advisory services rendered by Mr. Adelson with respect to the private placement of $19 million of Series A Preferred Stock which was consummated in December 1997; (ii) a five year warrant for 27,500 shares issued on May 30, 1997 at an exercise price of $10.125 per share, for financial and advisory services rendered in assisting in arranging the private placement of $5.5 million of convertible debentures which was consummated on May 30, 1997; (iii) a five year warrant for 50,000 shares issued on August 8, 1996 at an exercise price of $10.00 per share, for financial and advisory services rendered in assisting in arranging the private placement of $10 million of convertible debentures in August 1996; and (iv) a five year warrant for 45,000 shares at an exercise price of $10.00 per share, pursuant to the consulting services agreement dated June 9, 1997 between the Company and RTS as described under "Compensation Committee Interlocks and Insider Participation" above. The Company believes that the financial and investment advisory services provided by Mr. Adelson have been critical in obtaining the necessary capital financing for the operations of the Company, in achieving the investment banking relationships which the Company has established, and in assisting in repositioning the Company from what had been a business supplying safety critical products to the defense industry to a technology company providing manufacturing execution system software to the pharmaceutical and medical device industries.

                  Mr. Batten serves as a director of the Company and has served in such position since April 1997. The above shares represent (i) a five year option for 10,000 shares of Class A Common Stock at an exercise price of $10.375 per share, issued to Mr. Batten on April 29, 1997 in connection with his accepting an appointment as a member of the Board, and (ii) a ten year option for 10,000 shares of Class A Common Stock at an exercise price of $10.875 per share, issued to Mr. Batten on October 13, 1997 for services rendered his capacity as a director.

                  Mr. Poole has served as a director of the Company since 1994. The above shares represent an option for 10,000 shares of Class A Common Stock, at an exercise price of $10.875 per share, issued to Mr. Poole on October 13, 1997 for services rendered in his capacity as a director.

                  Mr. Cowen served for many years as an investment advisor and consultant to the Company in connection with capital financing and financial advisory services, and served as a director and Vice Chairman of the Board from May 1996 until April 1997. The above shares represent a five year warrant granted by the Company to Mr. Cowen in September 1996 at an exercise price of $11.50 per share, which was a grant for services to the Company in assisting in it achieving its capital financing objectives.

                  The exercise price of each of the above warrants and options equals the respective market price of the Class A Common Stock on the date of original issuance of the particular warrant or option. Each of the above warrants and options is immediately exerciseable upon receiving shareholder approval. The number of shares covered by, and the exercise prices of, the warrants and options are each subject to equitable adjustment in the event of a stock split, stock combination, reclassification, recapitalization and similar events. No shares of Class A Common Stock may be voted prior to exercise of the warrant or option. The Class A Common Stock underlying each such warrant and option is not entitled to any preemptive rights. The Company has or will register for resale in the public market and for listing on NASDAQ NMS the shares underlying such warrants and options. The warrants and options are not subject to redemption or call by the Company. On February 19, 1998, the closing price of the Class A Common Stock on NASDAQ NMS was $6.75 per share.

                  Under the Code, the grant of an option or warrant for services rendered does not result in taxable income to the recipient or a tax deduction to the Company. Also under the Code, the exercise of an option or warrant results in ordinary taxable income to the recipient equal to the difference between the exercise price and the fair market value of the underlying shares, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognized such income.

                  The Board of Directors recommends that you vote FOR the ratification of the grant of the warrants and options included in the above table. The proposal will be ratified if more votes are cast in favor of it than cast against.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  The Board of Directors has designated Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for the 1998 fiscal year. This firm will be represented at the shareholders' meeting, may make a statement if it desires to do so, and is expected to respond to appropriate questions.


                                  OTHER MATTERS

                  The Board of Directors does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors, or if there is no such recommendation, in the discretion of the proxy committee.


                             SHAREHOLDERS PROPOSALS

                  Shareholders, upon written request to the Secretary of Base Ten Systems, Inc., One Electronics Drive, P.O. Box 3151, Trenton, NJ 08619, may receive, without charge, a copy of the Company's Annual Report on Form 10-K including the financial statements and schedules included therein, required to be filed with the Securities and Exchange Commission for the Company's fiscal year ended October 31, 1997.

                  Any shareholder proposals which meet the requirements of the Securities and Exchange Commission Proxy Rules and intended to be included in proxy material for consideration at the Company's 1999 Annual Meeting of Shareholders, must be received by the Secretary of the Company not later than _____________, 1998.


By order of the Board of Directors,


WILLIAM F. HACKETT
Secretary
March ___, 1998

                                    EXHIBIT A


                             BASE TEN SYSTEMS, INC.
                     1998 STOCK OPTION AND STOCK AWARD PLAN


1.       Purpose

                  The purpose of this Base Ten Systems, Inc. 1998 Stock Option and Stock Award Plan (the "Plan") is to encourage and enable selected officers and other key employees of Base Ten Systems Inc. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of Class A Common Stock ("Common Stock") of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire such Common Stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock, or a combination thereof.

                  As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration of the Plan

                  The Plan shall be administered by the Board of Directors of the Company or a Compensation Committee as appointed from time to time by the Board of Directors of the Company ("Board"), which Compensation Committee shall consist solely of not less than two (2) members of the Board qualifying as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as it may be amended from time to time (the "Exchange Act"); none of the members of the Compensation Committee shall be eligible to be granted options or awarded restricted stock under the Plan or receive bonuses payable in stock. No member of the Board of Directors shall be appointed to the Compensation Committee who has been granted an option, awarded restricted stock or received a bonus payment in stock under the Plan within one year prior to appointment. As used hereinafter the term "Committee" shall mean (i) the Board of Directors of the Company at all times that a Compensation Committee is not in existence or
(ii) the Compensation Committee at all times that a Compensation Committee is in existence.

                  In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be of counsel to the Company, and the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards.

                  Each option granted pursuant to the Plan shall be evidenced by an Option Agreement (the "Agreement"). The Agreement shall not be a precondition to the granting of options; however, no person shall have any rights under any option granted under the Plan unless and until the optionee to whom such option shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of the Agreement. A fully executed original of the Agreement shall be provided to both the Company and the optionee.

3.       Shares of Stock Subject to the Plan

                  The total number of shares that may be optioned or awarded under the Plan is 1,000,000 shares of Common Stock plus an additional amount of shares on May 1 each year, from May 1, 1999 to May 1, 2007, inclusive, equal to one percent (1%) of the number of shares of Common Stock outstanding on the immediately preceding April 30 (the "Additional Annual Increment"), of which (i) 150,000 shares plus shares equal to twenty percent (20%) of each Additional Annual Increment may be awarded as restricted stock and (ii) no more than 500,000 shares may be awarded as Incentive Stock Options, as defined in Section 422 of the Code, except that, notwithstanding any of the foregoing limitations set forth in this Paragraph 3, said numbers of shares shall be adjusted as provided in Paragraph 12. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

                  No employee shall receive, over the term of the Plan, awards in the form of options (whether incentive stock options or options other than incentive stock options) or restricted stock, or both, covering more than 500,000 shares of Common Stock.

4.       Eligibility

                  Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee), are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the options or options granted to each such employee selected.

5.       Duration of the Plan

                  The Plan shall terminate upon the earlier of the following dates or events to occur:

                  (a) upon the adoption of a resolution of the Board terminating the Plan; or

                  (b) ten years from the date of adoption of the Plan by the Board; or

                  (c) the date all shares of Common Stock subject to the Plan shall have been purchased according to the Plan's provisions.

                  No such termination of the Plan shall affect the rights of any participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

6.       Terms and Conditions of Stock Options

                  All options granted under this Plan shall be either Incentive Stock Options as defined in Section 422 of the Code or options other than Incentive Stock Options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

                  (a) The option price per share shall be determined by the Committee. However, the option price shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall be the closing price of the Common Stock as reported on NASDAQ for the day on which the option is granted. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not for any reason be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                  (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

                  (c) No option shall be exercisable prior to the expiration of the period specified by the Committee at the time of grant (the "vesting period"), which period shall not be less than six (6) months, except as provided in Paragraphs 6(j), 9 and 12 of the Plan.

                  (d) Each option shall state whether it will or will not be treated as an Incentive Stock Option.

                  (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock of the Company already owned by the optionee (the value of such stock shall be its fair market value on the date of exercise as determined under Paragraph 6(a), or (iii) by a combination of cash and shares of Common Stock of the Company. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option and paid in full for such shares. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his tax withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee, except that in the case of later tax dates under Section 83 of the Code, the Company may deliver Common Stock prior to the optionee's satisfaction of tax withholding obligations if the optionee makes arrangements satisfactory to the Company that such obligations will be met on the applicable tax date.

                  (f) Notwithstanding the foregoing Paragraph 6(e) of the Plan, each option granted hereunder may provide, or be amended to provide, the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise as determined under Paragraph 6(a) into (b) an amount equal to the excess of the total fair market value of the shares on such date as so determined with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest number and the optionee will receive cash in lieu thereof. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this Paragraph 6(f) may be made in cash in an amount equal to the fair market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this Paragraph 6(f) shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan.

                  (g) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price and withholding taxes by such brokerage firm to the Company.

                  (h) If an optionee's employment by the Company or a subsidiary terminates by reason of his retirement under a retirement plan of the Company or a subsidiary, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                  (i) If an optionee's employment by the Company or a subsidiary terminates by reason of permanent disability, as determined by the Committee, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                  (j) If an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, however, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of his death.

                  (k) Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, retirement or permanent disability, his option shall thereupon terminate.

                  (l) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

                  (m) Notwithstanding any intent to grant Incentive Stock Options, an option granted will not be considered an Incentive Stock Option to the extent that it together with any earlier Incentive Stock Options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

                  (n) In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

                  (o) No Incentive Stock Option shall be granted to an employee who owns immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 6(a), on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

7.       Terms and Conditions of Restricted Stock Awards

                  All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

                  (a) Awards of restricted stock may be in addition to or in lieu of option grants.

                  (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period"), the recipient shall not be permitted to sell, transfer, pledge, or assign the shares of restricted stock.

                  (c) Shares of restricted stock shall become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, during the restriction period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a subsidiary during such period. The Committee may require medical evidence of permanent disability, including medical examinations by physician(s) selected by it. If the Committee determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

                  (d) Shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or retirement under a retirement plan of the Company or a subsidiary except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, affirmatively waives in writing all or part of the application of this provision to the restricted stock held by such recipient.

                  (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                  (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall deliver Common Stock certificates evidencing such stock.

                  (g) Recipients of restricted stock shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee.

8.       Bonuses Payable in Stock

                  In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and shall consist of shares of Common Stock free of any restrictions imposed by the Plan. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with the fair market value determined in accordance with Paragraph 6(a). The Company shall withhold from any such bonus an amount of cash sufficient to meet its tax withholding obligations.

9.       Limited Rights

                  Any option granted under the Plan may, at the discretion of the Committee, contain provisions for limited rights, as described herein. A limited right shall be exercisable upon the occurrence of an event specified in the option as an exercise event, and shall expire thirty (30) days after the occurrence of such event. Exercise events may include, at the discretion of the Committee and as specified in the option, consummation of a tender or exchange offer for at least 20% of the Company's Common Stock outstanding at the commencement of such offer or a proxy contest the result of which is the replacement of a majority of the members of the Company's Board of Directors, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. Limited rights shall permit optionees to receive in cash either (i) the highest market price per share for each share covered by an option, without regard to the date on which the option otherwise would be exercisable, which the Company's Common Stock traded on NASDAQ for the sixty days immediately preceding the exercise event or (ii) if provided by the Committee in its discretion at the time of grant, the highest market price per share for each share covered by the option which the Company's Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. In the event the exercise event is consummation of a tender or exchange offer, the value per share set by the tenderor or offeror shall be substituted for the highest market price per share provided in clause
(i) in the preceding sentence. Limited rights shall not extend the exercise period of any option and, to the extent exercised, shall reduce the shares of Common Stock available under the Plan and the shares of Common Stock covered by the options to which the limited rights relate.

10.      Transfer, Leave of Absence, Etc.

                  For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

11.      Rights of Employees

                  (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

                  (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

12.      Changes in Capital

                  Upon changes in the Common Stock by a stock dividend, extraordinary dividend payable in cash or property, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option or award and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

                  In the event of a "Change of Control of the Company" (as hereinafter defined) (i) all restrictions on restricted stock previously awarded to recipients under the Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan, the options or the rights. Further, in the event of a Change in Control of the Company, the Committee may determine that the options shall be adjusted and make such adjustments by substituting for Common Stock subject to options, stock or other securities of any successor corporation to the Company that may be issuable by another corporation that is a party to such Change in Control of the Company if such stock or other securities are publicly traded or, if such stock or other securities are not publicly traded, by substituting stock or other securities of a parent or affiliate of such corporation if the stock or other securities of such parent or affiliate are publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to options shall be the amount of shares or other securities which could have been purchased on the day of the Change in Control of the Company with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such Change in Control of the Company and the optionee had exchanged all of such shares in the Change in Control transaction. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee.

                  For purposes of the foregoing, a "Change in Control of the Company" shall be deemed to have occurred upon the occurrence of one of the following events:

                  (a) "any person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a "Non-Qualifying Transaction" under Subsection 12(c)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                          Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Company Voting Securities"); or

                  (b) individuals who, on January 31, 1998, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to January 31, 1998, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors of the Company (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including without limitation in order to settle any such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors of the Company shall be an Incumbent Director; or

                  (c) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires such approval, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), will be represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) will be or becomes the beneficial owner, directly or indirectly, of 25 % or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
                          (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the approval of the Board of Directors of the Company of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  Anything contained herein to the contrary notwithstanding, a Change in Control of the Company shall be deemed not to have occurred with respect to any optionee who participates as an investor in the acquiring entity (which shall include the Parent Corporation) in any such Change in Control transaction unless such acquiring entity is a publicly-traded corporation and the optionee's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1 %) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose the optionee's interest in any equity securities shall include any such interest of which such optionee is a beneficial owner.

13.      Use of Proceeds

                  Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

14.      Amendments

                  The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the United States Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                  (a) except as is provided in Paragraph 12 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                  (b) except as is provided in Paragraphs 6(f) and 12 of the Plan, decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

                  (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

                  (d) extend the duration of the Plan.

                  The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

15.      Miscellaneous Provisions

                  (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan.

                  (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

                  (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                  (d) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

16.      Limits of Liability

                  (a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to an option or stock or other award shall be based solely upon contractual obligations created by the Plan and the Agreement.

                  (b) Neither the Company nor a subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

                                    EXHIBIT B


               BASE TEN SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I

                              PURPOSE AND APPROVAL

         1.1. Purpose of the Plan. The purpose of the Base Ten Systems, Inc. Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of Base Ten Systems, Inc. The Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

         1.2. Approval of the Plan. The Plan was adopted by the Board on January 13, 1998. The approval of the Plan by stockholders of the Company is required to be obtained within one (1) year following the adoption of the Plan by the Board for the Plan to be qualified under Section 423 of the Code. The Plan will be submitted to the stockholders at the [1998 Annual Meeting] for this purpose. If for any reason the stockholders fail to approve the Plan within the required period of time, the Plan will not be implemented.


                                   ARTICLE II

                                   DEFINITIONS

         2.1. "Account" means the account maintained by the Company for a Participant pursuant to Section 3.3.

         2.2. "Act" means the Securities Exchange Act of 1934, as amended.

         2.3. "Board" means the Board of Directors of the Company.

         2.4. "Business Day" means a day on which there is trading on The New York Stock Exchange.

         2.5. "Code" means the Internal Revenue Code of 1986, amended.

         2.6. "Committee" means the Compensation Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to
Article VI.

         2.7. "Company" means Base Ten Systems, Inc.

         2.8. "Compensation" means all base salary, wages, cash bonuses, commissions and overtime before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or Section 125 of the Code, and any other payments designated by the Committee.

         2.9. "Effective Date" means the effective date of the Plan identified in Section 7.8.

         2.10. "Eligible Employee" means an Employee described in Section 3.2.

         2.11. "Employee" means any person having an employment relationship with the Company or a Participating Corporation within the meaning of Code
Section 423, subject to the exclusion of such persons or classes of persons as the Committee may determine is consistent with Section 423 of the Code and other applicable law.

         2.12. "Exercise Price" means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

         2.13. "Fair Market Value" means, with respect to Shares on any Business Day, the average of the high and low prices of the Shares on the NASDAQ on such date as published in the Wall Street Journal for such day; provided that if prices of Shares shall not be so published, the Fair Market Value of a Share shall be determined by the Committee.

         2.14. "Offering" means an offering to Employees of Options to purchase Shares under Section 4.1.

         2.15. "Offering Commencement Date" means the first business day of each Offering Period.

         2.16. "Offering Period" means each period of twelve (12) months commencing on the Effective Date and thereafter on each anniversary of the Effective Date during which the Plan is in effect.

         2.17. "Option" means an option to purchase Shares granted pursuant to the Plan.

         2.18. "Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to
Article III.

         2.19. "Participating Corporation" means a corporation so designated pursuant to Section 3.1(B).

         2.20. "Parent" means any corporation defined as such in Section 424(e) of the Code.

         2.21. "Plan" means the Base Ten Systems, Inc. Employee Stock Purchase Plan.

         2.22. "Plan Administrator" means the Committee except to the extent that the Committee may otherwise designate pursuant to Article VI.

         2.23. "Purchase Date" means the last business day of each three (3) month period during an Offering Period with the first three (3) month period during each Offering Period commencing on the Effective Date or the anniversary of the Effective Date, as the case may be.

         2.24. "Share" means one share of common stock ($.01 par value) of the Company.

         2.25. "Subsidiary" means any corporation defined as such in Section 424(f) of the Code.

         2.26. "Transfer Agent" means the officially designated transfer agent of the Company.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1. Granting of Options to Employees

                  A. Granting of Options to Company Employees Only. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Employees of the Company or a Participating Corporation.

                  B. Designation of Participating Corporations. Designations of additional corporations whose Employees may be granted Options to purchase Shares to the extent permitted hereunder will be made from time to time by the Committee. Such designations shall be of the Subsidiaries and Parents of the Company.

                  C. Employee Rights and Privileges. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

         3.2. Eligibility of Employees. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

                  A. Eligible Employees Defined. Except as otherwise required by
Section 423 of the Code or other applicable law, an Employee (full or part time) shall be considered an Eligible Employee for the purposes of participation in the Plan on the first date following completion of sixty (60) days of service.

                  B. Rehired Employees. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

                  C. Employees Deemed Ineligible For Participation

                            (i) Approved Leave Of Absence. An Employees shall be
                  deemed an ineligible Employees during the period such Employees is on a Company approved leave of absence. Such a Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Employee first begins such approved leave of absence, and such deemed filing shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). As of the Offering Commencement Date following the end of the period during which the approved leave of absence expires and the Employee returns to active employment with the Company or a Participating Corporation, such Employee shall no longer be deemed an ineligible Employee pursuant to this Section.

                            (ii) 5% Owners. No Option shall be granted hereunder
                  to any Employee who, immediately after the Option is granted, owns or would own, within the meaning of Section 424(d) of the Code, Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section, Shares that an Employee would be entitled to purchase during an Offering Period applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

                            (iii) Employees With Exercise Rights In Excess Of $25,000 Per Year. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employees under the Plan or any other qualified Employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

                            (iv) Other Employees. The Committee may from time to
                  time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

         3.3. Election to Participate.

                  A. Payroll Deduction Authorization Form. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such form shall authorize automatic payroll deductions from a Participant's Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible  Employee or withdraws  from  participation  in the Plan  pursuant to
Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines. If a Participant has not withdrawn or been deemed to have withdrawn from the Plan, such Participant does not need to re-enroll for subsequent Offering Periods.

                  B. Amount of Payroll Deductions. The payroll deductions authorized by the Participant shall be in whole dollars, with a minimum of [Five Dollars ($5.00)] per pay period up to a maximum of ten percent (10%) of Compensation, for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made.

                  C. Changes in Payroll Deductions. Subject to Section 3.3(B), A Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator but in no event more often than once during each three (3) month period ending on a Purchase Date. Such change shall be made in whole dollars subject to the limitation contained in Section 3.3(B) above, and shall be effective beginning as soon as practicable after the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator). If a Participant reduces his or her participation level below the minimum set forth in Section 3.3(B), such Participant will be deemed to have withdrawn from the Plan. The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A).

                  D. Participant's Account. The Company shall maintain payroll deduction Accounts for all Participants. Payroll deductions made from a Participant's Compensation shall be credited to the Participant's Account, and shall be applied for the purchase of Shares pursuant to Article IV. A Participant may not make any separate cash payment into his or her Account. No interest shall be paid or allowed on any payroll deductions credited to a Participant's Account.

         3.4. Withdrawal From Participation

                  A. In General. A Participant may at any time withdraw from participation in the Plan by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant's Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, (ii) no further payroll deductions shall be made from the Participant's Compensation and no Options shall be granted to the Participant during any Offering Period commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3, and (iii) subject to the provisions of Section 4.2(C) of this Plan, unless otherwise designated in writing by the Participant, the Participant's Account shall remain in existence and all Shares in such Account at the time of withdrawal shall remain in the Account. Partial withdrawals from participation shall not be permitted. After a withdrawal or deemed withdrawal from participation, a Participant, if eligible, shall only be permitted to re-enroll in the Plan effective as of the next succeeding Offering Commencement Date.

                  B. Termination of Employment. If a Participant ceases to be an Employee for any reason on or before the last working day preceding the 15th day prior to any Purchase Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (i) exercised any outstanding Options in accordance with Article IV, and (ii) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A).


                                   ARTICLE IV

                        GRANTING AND EXERCISE OF OPTIONS

         4.1. Granting of Options

                  A. Yearly Offerings. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each Offering Period. Each Offering shall commence on the Offering Commencement Date and shall terminate on the day immediately prior to the next succeeding anniversary of the Effective Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to
Section 7.11. The Committee or the Board may from time to time change the duration and/or frequency of an Offering Period or the frequency with which Shares are purchased under the Plan by announcing such change to Participants at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

                  B. Granting of Options. On the Offering Commencement Date for each Offering Period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price (as defined in 4.1(C) below) a maximum number of full and fractional Shares equal to the accumulated payroll deductions credited to the Participant's Account as of each Purchase Date for such Period, divided by 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on such Purchase Date.

                  C. Exercise Price. The Exercise Price for Options granted hereunder shall be 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Purchase Date.

         4.2. Exercise of Options

                  A. Automatic Exercise. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Purchase Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after each Purchase Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant's Account as of such Purchase Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant's Account shall be charged for the amount of the purchase, and the Participant's ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

                  B. Restrictions on Exercise of Options

                            (i)   Exercise  of  Options.   Any  Option   granted
                  hereunder   shall  in  no  event  be  exercisable   after  the
                  expiration of the Offering Period applicable thereto.

                            (ii) Exercise by the  Participant  Only.  During the
                  Participant's lifetime, any option granted to the Participant shall be exercisable only by such Participant.

                            (iii) Other Restrictions. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

                  C. Issuance of Certificates. Until a Participant has satisfied the Holding Period for any Shares held under the Plan, the Shares must (unless a disqualifying disposition is made) remain in a Participant's Account. Therefore, a Participant may not request a certificate for his or her Shares until the Participant has satisfied the Holding Period with respect to Shares. Subject to the immediately preceding sentences of this Section 4.2(C), certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the party designated by the Plan Administrator. The party designated by the Plan Administrator shall cause the issuance and delivery of such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent and/or the party designated by the Plan Administrator for its services. The Company shall not be required to issue any certificates for fractional shares. If a
Participant  requests  certificates  for Shares,  the  Company  shall pay to the
Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of issuance of such certificate(s).

                  D.  Registration  of  Certificates.   Certificates   shall  be
registered only in the name of the Participant.

                  E. Rights as a Shareholder. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

                  F. Dividends. If the Company pays a cash dividend on Shares and a Participant is entitled to receive such dividend on Shares that have been purchased under the Plan, such dividend may be paid in cash or in the form of additional Shares, upon such terms and conditions as the Committee shall determine.


                                    ARTICLE V

                                      STOCK

         5.1. Maximum Shares. The maximum aggregate number of Shares which may be purchased under the Plan shall be [insert], subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options have been exercised on any Purchase Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

         5.2. Adjustment Upon Corporate Changes. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees. For purposes of this Section, any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split, and any distribution of Shares aggregating less than 20% of the outstanding Shares shall be deemed a stock dividend.


                                   ARTICLE VI

                                 ADMINISTRATION

         6.1. Appointment of Committee. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determination of the Committee shall be binding on and conclusive as to all parties.

         6.2. Delegation of Certain Authority. The Committee may delegate any or all of its responsibility hereunder to such person or persons as it deems prudent.

         6.3. Compliance with Applicable Law. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code
Section 423 or other applicable law.

         6.4. Expenses. The Company shall pay all expenses related to the administration of the Plan except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to the sale of Shares by a Participant, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1. No Employment Rights. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company or any of its divisions, subsidiaries or affiliates. The Plan shall not interfere in any way with the Company's or any of its divisions', Subsidiaries', Parents' or affiliates' right to terminate, or otherwise modify, an Employee's employment at any time.

         7.2. Rights Not Transferable. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, and (ii) by the laws of descent or distribution.

         7.3. Withholding. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

         7.4. Delivery of Shares to Estate Upon Death. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

         7.5. Effect of Plan. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         7.6. Use of Funds. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets. Participants should be aware that the Plan is an unfunded plan and, therefore, with respect to such funds, Participants are unsecured creditors of the Company.

         7.7. Plan Share Purchases. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, re-acquired Shares, and/or Shares purchased on the open market.

         7.8. Effective Date. The Plan shall be effective on the first business day occurring on or after the later of [insert date].

         7.9. Amendments to the Plan. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code
Section 423 is obtained.

         7.10. Subsidiary Plans Required to Satisfy Local Law. The Committee may approve or adopt discount Share purchase plans, or other similar or related plans consistent with the purposes of the Plan, for Employees of subsidiaries of the Company as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any subsidiary operates. Any Shares purchased under any such subsidiary plans shall be deemed to have been purchased under the Plan. The Committee, in its sole discretion and to the extent permitted by applicable law, may delegate its authority under this Section to (i) any other appropriate committee of the Company, or (ii) to the Chief Executive Officer of the Company or any other appropriate officer of the Company.

         7.11. Termination or Suspension of the Plan. The Board shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan. Unless earlier terminated, the Plan will terminate by virtue of its terms on January 1, 2008.

         7.12. Governing Law. The laws of the State of [Delaware] shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

         7.13. Merger Clause. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee to administer the Plan as provided herein.

                                    EXHIBIT C

                             BASE TEN SYSTEMS, INC.
                          DIRECTORS' STOCK OPTION PLAN

1.       Purpose

         The purpose of the Base Ten Systems, Inc. Directors' Stock Option Plan (the "Plan") is to encourage non-employee directors who are not employees of Base Ten Systems, Inc. (the "Company") to acquire a proprietary interest in the future of the Company through the ownership of the Class A Common Stock of the Company ("Common Stock"). It is also expected that the Plan will encourage qualified persons to serve as directors of the Company.

2.       Administration of the Plan

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all directors participating or eligible to participate in the Plan.

         Notwithstanding the foregoing, the determination of the directors to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be included in the grants shall be made by the Board.

3.       Shares of Stock Subject to the Plan

         The total number of shares that may be issued pursuant to options granted under the Plan is 300,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

4.       Eligibility

         Directors who are not employees of the Company or any of its subsidiaries (including members of the Committee) are eligible to be granted options under the Plan. The directors who shall receive options under the Plan shall be selected from time to time by the Board and the Board shall determine the number of shares to be covered by the option granted to each such director.

5.       Duration of the Plan

         The Plan shall become effective as of January 1, 1998, subject to its approval by the stockholders of the Company. The Plan shall terminate upon the earliest of the following to occur: (a) the adoption of a resolution by the Board terminating the Plan, provided, however, that options then outstanding shall extend beyond such termination date; or (b) the date all shares of Common Stock subject to options are purchased or all unexercised options have expired.

6.       Terms and Conditions of Stock Options

         All options granted under this Plan shall be evidenced by an agreement between the Company and the optionee and shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and such other terms and conditions not inconsistent therewith as the Committee shall determine.

                  (a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The fair market value shall be the price for the Common Stock as reported for the day on which the option is granted. In the event that the method for determining the fair market value of the Common Stock provided for in this Paragraph 6 (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                  (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Board and stated in the option grant agreement.

                  (c)      Options shall be immediately exercisable.

                  (d) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock already owned by the optionee (the value of such Common Stock shall be its fair market value on the date of exercise as determined under Paragraph 6 (a)), or (iii) by a combination of cash and shares of Common Stock. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his option until he has given written notice of exercise of his option and paid in full for such shares.

                  (e) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price by such brokerage firm to the Company.

                  (f) Upon an optionee's death, his option may thereafter be immediately exercised by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the option.

                  (g) Except as  otherwise  provided  in this  paragraph  (g) of
Section 6, the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him. The Committee may, in is discretion, authorize any option to be on terms which permit transfer of all or a portion of such option to members of the optionee's immediate family or a trust or partnership, or similar vehicle, established solely for the benefit of, or the partners or members of which are solely, such family members, provided that the option grant agreement expressly permits such transferability and any transfer of such option shall be in accordance with any other terms, conditions, rules and limitations prescribed by the Committee and/or set forth in the applicable option grant agreement. Following the valid transfer of any such option, the transferred option shall continue to be subject to the same terms and conditions as were applicable to such option immediately prior to such transfer, provided that the transferee of such option shall be treated under the Plan and the applicable agreement as the optionee.

7.       Changes in Capital/Change in Control

         Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which options may be granted, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

         8.       Use of Proceeds

         Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

         9.       Amendments

         The Board may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                  (a) Except as is provided in Paragraph 7 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                  (b) Decrease the option price to less than 100% of the fair market value of a share of Common Stock on the date of the granting of the option.

         The Committee may amend the terms of any option heretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

10.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                   APPENDIX A

                                PRELIMINARY COPY

CLASS A                    BASE TEN SYSTEMS, INC.                      CLASS A

               Proxy solicited on Behalf of the Board of Directors
                    of the Company for the Annual Meeting of
                         Shareholders on April 16, 1998

         The undersigned hereby constitutes and appoints Thomas E. Gardner, and William F. Hackett, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and vote, as directed, all shares of Class A Stock which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of Base Ten Systems, Inc. to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New
York on Thursday, April 16, 1998, and at any adjournments or postponements thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted by the persons named above as proxies unless you sign and return this card.

                  (continued, and to be signed on reverse side)

                         Please date, sign and mail your
                       proxy card back as soon as possible

                         Annual Meeting of Shareholders
                             BASE TEN SYSTEMS, INC.
                                  Class A Proxy


A |X| Please mark your votes as in this example.

THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY        1.  Election of Directors: nominees -       FOR  WITHHELD
THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY           - Alan S.  Poole, William Sword         |_|   |_|
TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED
PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A            For, except vote withheld from the
VOTE ON THE MATTERS HEREIN.                                       following nominee:

                                                                  -----------------------------------

                                                              3.  Approval of proposed increase in the     FOR  AGAINST  ABSTAIN
                                                                  authorized Class A Common Stock from
                                                                  22 million shares to 40 million shares.  |_|   |_|     |_|

                                                              4.  Approval of proposed change in
                                                                  conversion ratio of Class B Common       FOR  AGAINST  ABSTAIN
                                                                  Stock and in voting rights and dividend  |_|   |_|     |_|
                                                                  rights of Class A Common Stock and
                                                                  Class B Common Stock.

                                                              5.  Approval of the adoption of the 1998     FOR  AGAINST  ABSTAIN
                                                                  Stock Option and Stock Award Plan.       |_|   |_|     |_|

                                                              6.  Approval of the adoption of the 1998     FOR  AGAINST  ABSTAIN
                                                                  Employee Stock Purchase Plan.            |_|   |_|     |_|

                                                              7.  Approval of the 1998 Directors Stock     FOR  AGAINST  ABSTAIN
                                                                  Option Plan.                             |_|   |_|     |_|

                                                              8.  Ratification of the issuance and grant   FOR  AGAINST  ABSTAIN
                                                                  of certain option and warrants to         |_|   |_|    |_|
                                                                  officers and directors.


The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the approval of directors and FOR approval of the proposals set forth in the Notice of Meeting of Shareholders. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith and hereby revokes any proxy or proxies heretofore given.


_______________________________________________   DATE: __________________, 1998
SIGNATURE (Title, if any)

________________________________________________  DATE: __________________, 1998
SIGNATURE (if held jointly)


NOTE: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership please sign in partnership name by authorized person.

                                   APPENDIX B

                                PRELIMINARY COPY


CLASS B                    BASE TEN SYSTEMS, INC.                      CLASS B

               Proxy solicited on Behalf of the Board of Directors
                    of the Company for the Annual Meeting of
                         Shareholders on April 16, 1998

         The undersigned hereby constitutes and appoints Thomas E. Gardner, and William F. Hackett, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and vote, as directed, all shares of Class B Stock which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of Base Ten Systems, Inc. to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New
York, on Thursday, April 16, 1998, and at any adjournments or postponements thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted by the persons named above as proxies unless you sign and return this card.

                  (continued, and to be signed on reverse side)

                         Please date, sign and mail your
                       proxy card back as soon as possible

                         Annual Meeting of Shareholders
                             BASE TEN SYSTEMS, INC.
                                  Class B Proxy


B |X| Please mark your votes as in this example.

THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING



PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY        2. Election of Directors: nominees -       FOR  WITHHELD
CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS            Thomas E. Gardner, David C. Batten      |_|   |_|
PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A
SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR            For, except vote withheld from the
TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.                    following nominee:

                                                                  -----------------------------------

                                                              3.  Approval of proposed increase in the     FOR  AGAINST  ABSTAIN
                                                                  authorized Class A Common Stock from
                                                                  22 million shares to 40 million shares.  |_|   |_|     |_|

                                                              4.  Approval of proposed change in
                                                                  conversion ratio of Class B Common       FOR  AGAINST  ABSTAIN
                                                                  Stock and in voting rights and dividend  |_|   |_|     |_|
                                                                  rights of Class A Common Stock and
                                                                  Class B Common Stock.

                                                              5.  Approval of the adoption of the 1998     FOR  AGAINST  ABSTAIN
                                                                  Stock Option and Stock Award Plan.       |_|   |_|     |_|

                                                              6.  Approval of the adoption of the 1998     FOR  AGAINST  ABSTAIN
                                                                  Employee Stock Purchase Plan.            |_|   |_|     |_|

                                                              7.  Approval of the 1998 Directors Stock     FOR  AGAINST  ABSTAIN
                                                                  Option Plan.                             |_|   |_|     |_|

                                                              8.  Ratification of the issuance and grant   FOR  AGAINST  ABSTAIN
                                                                  of certain options and warrants to       |_|   |_|     |_|
                                                                  officers and directors.


The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the approval of directors and FOR approval of the proposals set forth in the Notice of Meeting of Shareholders. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith and hereby revokes any proxy or proxies heretofore given.

_______________________________________________   DATE: __________________, 1998
SIGNATURE (Title, if any)

________________________________________________  DATE: __________________, 1998
SIGNATURE (if held jointly)


NOTE: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership please sign in partnership name by authorized person.